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                                                                    EXHIBIT 10.2

                               PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT (the "Agreement") is entered into as of December 29, 2001 among New CEI Inc., a Delaware corporation ("Purchaser") and Clean Earth, Inc., a Delaware corporation (the "Company") and U.S. Plastic Lumber Corp., a Nevada corporation (the "Shareholder").

                                    RECITALS

     The Shareholder owns all of the issued and outstanding capital stock of Company and wishes to sell, and the Purchaser wishes to purchase, all of the issued and outstanding capital stock of the Company upon the terms and subject to the conditions hereinafter set forth.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  DEFINITIONS

     Unless otherwise defined herein or the context otherwise requires, the terms defined in this Article 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. Unless otherwise indicated, any reference herein to a "Section", "Article", or "Schedule" shall mean the applicable section, article or schedule of or to this Agreement. All accounting terms used in this Agreement not defined in this Article 1 shall, except as otherwise provided for herein, be construed in accordance with generally accepted accounting principles, consistently applied.

     "Acquisition Transaction" shall have the meaning assigned to it in Section 7.9(a).

     "Action" shall mean any actual claim, action, suit, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any Governmental Entity or arbitrator and any appeal from any of the forgoing.

     "Adjusted Net Worth" shall mean the Company's total assets (excluding cash and cash equivalents, receivables related to the Quakertown Claim and the change order related to the Interstate Industrial Joint Venture Claim and receivables from the Shareholder) less current liabilities (excluding the current portion of capital leases and mortgages of the Company and payables to the Shareholder) and capital leases, mortgages and obligations to employees.

     "Affiliate" of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with the indicated Person.

     "Agreement" shall mean this Purchase Agreement.

     "ANCWC" shall mean the adjusted non-cash working capital, which is defined as current assets (excluding cash and its equivalents, receivables related to the Quakertown Claim and the Interstate Industrial Joint Venture Claim, and receivables from the Shareholder) minus current liabilities (excluding the current portion of capital leases and mortgages and payables to the Shareholder).

     "Arbiter" shall have the meaning assigned to it in Section 6.18.

     "Arrangements" shall have the meaning assigned to it in Section 4.2.

     "Audited Financial Statements" shall have the meaning assigned to it in
Section 6.19.

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     "BOA Commitment" shall have the meaning assigned to it in Section 8.1(h).

     "Brooklyn Contract" shall mean the contract between the Barbella Environmental Technology, Inc., a subsidiary of Company and the City of New York, not yet entered into as of the date of this Agreement, relating to environmental services at the Brooklyn Landfill on Pennsylvania Avenue in the Borough of Brooklyn.

     "business day" shall mean a calendar day other than Saturday, Sunday or a legal holiday.

     "Cash Purchase Price" shall have the meaning assigned to it in Section 2.2(b).

     "Closing" and "Closing Date" shall have the respective meanings assigned to such terms in Section 2.4.

     "Closing Date Cash Payment" shall have the meaning assigned to it in
Section 2.2(a)(i).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Stock" shall mean the Company's authorized class of common stock, $0.01 par value per share.

     "Damages" shall mean any and all losses, liabilities, obligations, costs, expenses, damages or judgments of any kind or nature whatsoever, including, but not limited to, reasonable attorneys', accountants', and experts' fees, disbursements of counsel, and other costs and expenses incurred pursuing indemnification claims under Article 10 hereof.

     "Distributed Claims" shall mean collectively, the Quakertown Claim and the Interstate Industrial Joint Venture Claim.

     "DOL" shall mean the United States Department of Labor.

     "EBITDA" shall have the meaning assigned to it in Section 4.22(a).

     "Employment Agreements" shall have the meaning assigned to it in Section
7.8.

     "Environmental Laws" shall mean all Legal Requirements pertaining to the protection of the environment, the treatment, emission and discharge of gaseous, particulate and effluent pollutants and the use, handling, storage, treatment, removal transport, transloading, cleanup decontamination, discharge and disposal of Hazardous Materials, including, without limitation, those statutes, laws, rules and regulations set forth below in the definitions of "Hazardous Material".

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" shall mean any Person which is (or at any relevant time was) a member of a controlled group of corporations within the meaning of Code
Section 414(b), all trades or businesses under common control within the meaning of Code Section 414(c), and all affiliated service groups within the meaning of Code Section 414(m), of which the Company is (or any relevant time was) a member.

     "Escrow Agent" shall have the meaning assigned to it in the Escrow
Agreement.

     "Escrow Agreement" shall mean the escrow agreement of even date herewith by and among the Shareholder, Purchaser and the Escrow Agent, substantially in the form attached hereto as Exhibit A.

     "Escrowed Funds" shall have the meaning assigned to it in Section 2.2(a).

     "Final Closing Date Balance Sheet" shall mean the Closing Date Balance Sheet mutually accepted by the Purchaser and the Shareholder or as determined pursuant to the dispute procedures set forth in Section 6.18.

     "Final Commitment Date" shall mean the later of (i) January 7, 2002 and
(ii) the date which is 5 business days following the delivery by the Shareholder to Purchaser of all of the Exhibits and Schedules to this Agreement.

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     "Financial Assurances" shall mean financial instruments, deposits, trust funds, escrow funds, surety bonds, letters of credit or other similar financial assurance instruments.

     "Fully Diluted Common Stock" shall mean with respect to the Purchaser, at the time of determination, (i) all shares of common stock outstanding, (ii) all shares of common stock issuable or reserved for issuance upon conversion of outstanding shares of Preferred Stock or other series or classes of capital stock, (iii) all shares of common stock issuable upon exercise of all outstanding stock options (excluding stock options issued pursuant to a stock option plan approved by the Board of Directors of the issuer and outstanding as of the Closing Date, which are provided for below), warrants and subscription rights, and (iv) all shares of common stock issuable or reserved for issuance upon exercise of all stock options which are issuable pursuant to any stock option plan adopted by the issuer on or prior to the Closing Date to the extent the number of shares issuable or reserved for issuance upon the exercise of such plan options exceeds ten (10%) of the sum of the shares of common stock determined under (i), (ii) and (iii).

     "Governmental Entity" shall mean any local, state, federal or foreign (i) court, (ii) government or (iii) governmental department, commission, instrumentality, board, agency or authority, including the IRS and other taxing authorities.

     "Guaranty" shall mean any guaranty or similar agreement made by Shareholder as a corporate guarantor of any liabilities or obligations on behalf of the Company.

     "Hazardous Material" shall mean any flammable, ignitable, corrosive, reactive, radioactive or explosive substance or material, hazardous waste, toxic substance or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any Environmental Law currently in effect or as amended or promulgated in the future and shall include, without limitation:

          (a) those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et. seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et. seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et. seq., and in the regulations promulgated pursuant thereto;

          (b) those substances defined as "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" in any state in which the Company performs services, does business or owns or leases Real Property;

          (c) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor thereto) as hazardous substances (40 CFR Part 302 and any amendments thereto);

          (d) such other substances, materials and wastes that are or become regulated under applicable local, state or federal laws or regulations, or which are or become classified as hazardous or toxic under any Legal Requirement; and

          (e) any material, waste or substance that is, in whole or in part, (i) petroleum, asbestos, polychorinated biphenyls, methylene chloride, trichorothylene, [1, 2-]? transdichoroethylene, dioxins or dibenzofurans,
     (ii) designated as an "extremely hazardous substance" pursuant to Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended, or (iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et. seq. (U.S.C.
     Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), or Section 112 or other sections of the Clean Water Act, as amended.

     "Indebtedness" shall mean, when used with reference to any Person, without duplication, (i) any liability of such Person created or assumed by such Person or any Subsidiary thereof, (A) for borrowed money, (B) evidenced by a bond, note, debenture, or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the Ordinary Course), including securities and other Indebtedness, (C) in respect of letters of credit issued for such Person's account and "swaps" of interest
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and currency exchange rate (and other interest and currency exchange rate hedging agreements) to which such Person is a party or (D) for the payment of money as lessee under leases that should be, in accordance with generally accepted accounting principles, recorded as capital leases for financial reporting purposes; (ii) any liability of others described in the preceding clause (i) to the extent guaranteed as to payment of principal or interest by such Person or in effect guaranteed as to payment by such Person through an agreement, contingent or otherwise, to purchase, repurchase or pay the related Indebtedness or to acquire security therefor; (iii) all liabilities or obligations secured by a Lien upon property owned by such Person and upon liabilities or obligations as to which such Person customarily pays interest or principal, whether or not such Person has assumed or become liable for the payment of such liabilities or obligations; and (iv) any amendment, renewal, extension, revision or refunding of any such liability or obligation; provided, however, that Indebtedness shall not include any liability for compensation of such Person's employees or for inventory or similar property or services acquired and consumed in the Ordinary Course or for services, including but not limited to accounts payable.

     "Interstate Industrial Joint Venture Claim" shall mean the claims for payment or other consideration of the Company and its Subsidiaries pursuant to the Joint Venture Agreement dated December 31, 1997 between Interstate Industrial Corp. and the Shareholder.

     "IRS" shall mean the United States Internal Revenue Service.

     "Junior Preferred Stock" shall have the meaning assigned to it in Section 2.2(a)(ii).

     "Leased Real Property" shall mean all real property, including Structures, leased by the Company.

     "Legal Requirements" shall mean any statute, law, ordinance, rule, regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity or any arbitrator.

     "Lien" shall mean all liens (including judgment and mechanics' liens, regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions.

     "Material Adverse Effect" shall mean the Company or a Subsidiary has (i) incurred or suffered any liability (whether accrued, absolute, contingent, or otherwise) or as to its property or assets, any physical loss, change, or damage or destruction (whether or not covered by insurance), in either case which has a material adverse impact on the consolidated financial condition or results of operations of the Company and its Subsidiaries or (ii) entered into any commitment, contractual obligation, or transaction other than in the Ordinary Course.

     "Mezzanine Commitment" shall have the meaning assigned to it in Section 8.1(g).

     "Ordinary Course" shall mean, when used with reference to the Company or a Subsidiary, the ordinary course of the Company's or its Subsidiary's business, consistent with past practices.

     "Owned Real Property" shall mean all real property, including Structures, owned by the Company or a Subsidiary.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Permits" shall have the meaning assigned to such term in Section 4.16.

     "Permitted Liens" shall mean (a) Liens for ad valorem real or personal property taxes or assessments not at the time due and (b) Liens in respect of pledges or deposits under worker's compensation laws or similar legislation, carriers', warehousemen's, mechanic's, laborers' and materialmen's and similar liens, if the obligations secured by such Liens are not then delinquent and would not be delinquent but for the existence of a grace period then in effect.

     "Persons" shall mean all natural persons, corporations, business trusts, associations, limited liability companies, companies, partnerships, joint ventures, Governmental Entities and any other entities.

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     "Policies" shall have the meaning assigned to it in Section 4.9(b).

     "Pre-Closing Balance Sheet" shall have the meaning assigned to it in
Section 6.17.

     "Proprietary Information" shall have the meaning assigned to it in Section 4.8(b).

     "Proxy Statement" shall have the meaning assigned to it in Section 7.1(f).

     "Quakertown Claim" shall mean the claims for payment or other consideration of the Company and its Subsidiaries pursuant to the Quakertown Founding Site Agreement dated December 1998 between Integrated Technical Services, a subsidiary of the Company and Pennsylvania Department of Environmental Protection.

     "Real Property" shall mean the Owned Real Property and the Leased Real Property, collectively.

     "Registered Rights" shall have the meaning assigned to it in Section
4.8(a).

     "Securities" shall mean shares of the Junior Preferred Stock and the Warrant issued by the Purchaser to the Shareholder as part of the Purchase Price, as contemplated by Article 2 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shares" shall have the meaning assigned to it in Section 2.1.

     "Structure" shall mean any facility, building, plant, factory, office, warehouse structure or other improvement owned or leased by the Company.

     "Subsidiary" of a Person shall mean any corporation, partnership, limited liability company, association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly, in the aggregate, by such Person or by one or more Subsidiary entities of such Person, or both.

     "Tax" shall mean any Federal, state, local or foreign income, gross receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), employment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax, assessment or charge of any kind whatsoever, including, without limitation, any interest, fine, penalty or addition thereto, whether disputed or not.

     "Tax Return" shall mean any return, declaration, report, claim for refund or information, or statement relating to Taxes, and any exhibit, schedule, attachment or amendment thereto.

     "Unaudited Financial Statements" shall have the meaning assigned to it in
Section 4.4(a).

     "Unaudited Interim Balance Sheet", "Unaudited Interim Balance Sheet Date" and "Unaudited Interim Financial Statements" shall have the meanings assigned to each in Section 4.4(a).

     "Unaudited Year End Financial Statements" shall have the meaning assigned to it in Section 4.4(a).

     "Warrant" shall have the meaning assigned to it in Section 2.2(a)(iii).

2.  PURCHASE OF SECURITIES

     2.1 Sale and Delivery. The Shareholder agrees to sell and deliver to Purchaser, and Purchaser agrees to purchase and accept from the Shareholder, free and clear of all Liens, on the terms and conditions set forth in this Agreement, and for the purchase price described in Section 2.2 below, 100 shares of Common Stock (the "Shares"). The Shares constitute all of the outstanding capital stock of the Company.

     2.2 Purchase Price. (a) The Purchase Price for all of the Shares shall be as follows:

          (i) Forty Five Million dollars ($45,000,000) (subject to adjustment as provided in Section 2.2(b)), of which Forty Four Million dollars ($44,000,000) (subject to adjustment as provided in Section 2.2(c)) (as adjusted, the "Closing Date Cash Payment") shall be payable at the Closing in cash, by wire transfer
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     to an account designated in writing by the Shareholder, and One Million dollars ($1,000,000) (the "Escrowed Funds") shall be delivered to the Escrow Agent to be held and paid pursuant to the Escrow Agreement provided in Section 2.3;

          (ii) delivery at the Closing to the Shareholder of Junior 5% Preferred Stock of Purchaser (the "Junior Preferred Stock") to Shareholder having a stated value of Five Million Dollars ($5,000,000) and such preferences, rights and limitations as provided in the Certificate of Designation attached hereto as Exhibit B; and

          (iii) delivery at the Closing to the Shareholder of a Common Stock Purchase Warrant of Purchaser substantially in the form attached hereto as Exhibit C (the "Warrant") to purchase Four percent (4%) of the Purchaser's Fully Diluted Common Stock as of the Closing Date.

     (b) Notwithstanding the foregoing, the cash portion of the Purchase Price shall be subject to adjustment as follows:

          (i) If at the time of Closing, the aggregate of the outstanding obligations of the Company and its Subsidiaries on a consolidated basis under capital equipment leases, promissory notes (including notes payable to Waste Management, Inc.), obligations to employees and the long-term portion of all other liabilities (including without limitation the mortgage notes on the Company's Philadelphia, Pennsylvania and Kearney, New Jersey properties) as reflected on the Final Closing Date Balance Sheet is greater or less than $5,500,000, the cash portion of the Purchase Price shall be
     (A) decreased, to the extent greater than $5,500,000, by the amount of the excess, or (B) increased, to the extent less than $5,500,000, by the amount of the difference;

          (ii) If the ANCWC as of the Closing Date as reflected in the Final Closing Date Balance Sheet is less than $10,000,000, the cash portion of the Purchase Price shall be reduced by the amount of the deficiency; and

          (iii) If the ANCWC as of the Closing Date as reflected in the Final Closing Date Balance Sheet is greater than $12,500,000, the cash portion of the Purchase Price shall be increased by the amount of the difference.

The cash portion of the Purchase Price after the above adjustments, if any, is hereafter referred to as the "Cash Purchase Price".

     (c) The Closing Date Cash Payment shall be subject to adjustment as follows:

          (i) If the aggregate of the outstanding obligations of the Company and its Subsidiaries on a consolidated basis under capital equipment leases, promissory notes (including notes payable to Waste Management, Inc.), obligations to employees and the long-term portion of all other liabilities (including without limitation the mortgage notes on the Company's Philadelphia, Pennsylvania and Kearney, New Jersey properties) as reflected in the Pre-Closing Balance Sheet is greater or less than $5,500,000, the Closing Date Cash Payment shall be (A) decreased, to the extent greater than $5,500,000, by the amount of the excess, or (B) increased, to the extent less than $5,500,000, by the amount of the difference;

          (ii) If the ANCWC as reflected in the Pre-Closing Balance Sheet is less than $10,000,000, the Closing Date Cash Payment shall be reduced by the amount of the deficiency; and

          (iii) If the ANCWC as of the Closing Date as reflected in the Pre-Closing Balance Sheet is greater than $12,500,000, the Closing Date Cash Payment shall be increased by the amount of the difference.

     2.3 Escrow; Payment of Adjustments. Purchaser shall deliver $1,000,000 at the Closing by wire transfer to the Escrow Agent named in the Escrow Agreement to be held and distributed to the Shareholder or Purchaser, as follows. If the Cash Purchase Price as determined by the Final Closing Date Balance Sheet is equal to or less than the Closing Date Cash Payment (the amount by which it is less than the Closing Date Cash Payment is the "Difference"), the Escrow Agent, within five days following receipt of the Final Closing Date Balance Sheet, shall transmit by wire transfer all of the Escrowed Funds to the Shareholder. To the
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extent the Difference is greater than $1,000,000, the Shareholder shall promptly after receipt of such balance sheet wire transfer to Purchaser the amount by which the Difference exceeds the Escrowed Funds. If the Cash Purchase Price as determined by the Final Closing Date Balance Sheet is more than the Closing Date Cash Payment (the "Excess"), the Escrow Agent shall, after receipt of such balance sheet, deliver from the Escrowed Funds to the Shareholder the amount of the Excess and to the Purchaser the amount by which the Escrowed Funds exceeds the Excess. If the Excess is greater than the Escrowed Funds, the Purchaser shall promptly wire transfer to the Shareholder the balance of the Excess. If the Shareholder fails to make any payment required to be made by the Shareholder to the Purchaser pursuant to this Section 2.3, the Purchaser, at its sole option, may retire or cancel for every $1,000 of the underpayment or any portion of the underpayment, .02% of the shares of Junior Preferred Stock.

     2.4 Closing. The purchase and sale of the Shares and the consummation of the other transactions contemplated by this Agreement (the "Closing") shall occur at 10:00 AM, local time, on the third day subsequent to receipt of approval of the shareholders of the Shareholder. The Closing shall be held simultaneously at the offices of the Purchaser at 711 Fifth Avenue, New York, NY 10022 and at the office of the general counsel for the Company, 2300 Glades Road, Suite 440W, Boca Raton, FL 33431, or at such other time or on such other date as shall be agreed upon by the Shareholder and the Purchaser upon fulfillment of all conditions precedent to the Closing, such hour and date being herein generally referred to as the "Closing Date". At the Closing:

          (a) The Shareholder shall deliver or cause to be delivered to Purchaser in exchange for payment by Purchaser of the Purchase Price to the
     Shareholder:

             (i) a certificate or certificates representing the Shares duly endorsed for transfer, or accompanied by duly executed assignments separate from the certificate, transferring to Purchaser good and marketable title to the Shares, free and clear of all Liens;

             (ii) the Escrow Agreement duly executed by the Shareholder and the Company;

             (iii) all of the documents, certificates, and instruments required to be delivered, or caused to be delivered, by the Shareholder pursuant to Section 8.1 hereof; and

             (iv) all records, documents, and files of the Company, including, without limitation, all minute books, stock records, stock certificate books, and internal accounting records.

          (b) Purchaser shall deliver or cause to be delivered to the Shareholder, in exchange for Shares:

             (i) a wire transfer to the Shareholder's designated account in the amount of the Closing Date Cash Payment;

             (ii) a certificate or certificates representing the Junior Preferred Stock;

             (iii) the Warrant duly executed by the Company;

             (iv) the Escrow Agreement duly executed by Purchaser and the Escrow Agent; and

             (v) all of the documents, if any, required to be delivered by Purchaser pursuant to Section 8.2 hereof.

          (c) Purchaser shall deliver or cause to be delivered to the Escrow Agent at the Closing One Million dollars ($1,000,000) by wire transfer as provided in Section 2.1(a).

3.  REPRESENTATIONS AND WARRANTIES CONCERNING THE SHAREHOLDER

     The Shareholder hereby represents and warrants to Purchaser that:

     3.1 Ownership of Shares. The Shareholder owns and will own up to the Closing of record and beneficially the Shares and has, and will have, at all times prior to and as of the Closing, valid title to the Shares free and clear of all Liens.

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     3.2 Execution and Delivery.  All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by the Shareholder and the Company of this Agreement (including, without limitation, the transfer and sale of the Shares to Purchaser) have been duly and lawfully obtained, and the Shareholder has, and at the Closing the Shareholder will have, full right, power, authority and capacity to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by the Shareholder and the Company and constitutes the legal, valid and binding agreement of the Company and the Shareholder enforceable against the Shareholder and the Company in accordance with its terms.

     3.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(a) conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive and other), loan agreement or other agreement or instrument to which the Shareholder is a party or by which the Shareholder or the Shares are bound, or (b) result in the violation of the provisions of the Articles of Incorporation or Bylaws of the Shareholder, each as amended, or any Legal Requirement applicable to the Shares or the Shareholder. Schedule 4.2 sets forth a list of all agreements requiring the consent of any party thereto to any of the transactions contemplated hereby.

     3.4 No Brokers. Except for its agreement with Banc of America Securities, LLC and the fees payable thereunder for which the Shareholder has sole responsibility, no broker, finder or similar agent has been employed by or on behalf of the Shareholder in connection with this Agreement or the transactions contemplated hereby, and the Shareholder has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

     3.5 Purchase Entirely for Own Account. The Securities to be issued to the Shareholder will be acquired by the Shareholder for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling, granting any participation in or otherwise distributing the same. The Shareholder further represents that the Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

     3.6 Disclosure of Information. The Shareholder, individually or through its investment advisor, believes it has received all the information it considers necessary or appropriate for deciding whether to accept the Securities as part of the Purchase Price. The Shareholder further represents that, individually or through its investment advisor, it has had an opportunity to ask questions and receive answers from the Company and Purchaser regarding the terms and conditions of the Securities and the business, properties, prospects and financial condition of the Company and Purchaser.

     3.7 Restricted Securities. The Shareholder understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such Securities or an interest therein may not be resold without registration under the Securities Act only in certain limited circumstances. In the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In this connection, the Shareholder acknowledges that there is no public market for any of the securities of Purchaser, and understands the resale limitations by the Securities Act, including without limitation, the Rule 144 condition that current information about the Company or Purchaser, as the case may be, be available to the public.

     3.8 Legends. It is understood that the certificates evidencing the Securities it is purchasing and the shares of Common Stock of the Purchaser issued upon exercise of the Warrant may bear the following legend:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION

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

OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT
REQUIRED.

     THESE SECURITIES UNDER CERTAIN CONDITIONS MAY BE RETIRED OR CANCELLED PURSUANT TO THE PROVISIONS OF ARTICLES 2 AND 10 OF THE PURCHASE AGREEMENT, DATED AS OF DECEMBER 29, 2001, AMONG THE COMPANY, CLEAN EARTH, INC. AND U.S. PLASTIC LUMBER CORP."

4.  REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.

     The Shareholder and the Company hereby jointly and severally represent and warrant to Purchaser that:

     4.1 Organization and Good Standing.

          (a) The Company has been duly organized and is existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth on Schedule 4.1(a), such jurisdictions comprising all jurisdictions in which the Company owns or leases any property, or conducts any business, so as to require such qualifications.

          (b) Except as set forth in Schedule 4.1(b), the Company has no Subsidiary nor owns or controls, or has any other equity investment or other interest in, directly or indirectly, any corporation, joint venture, partnership, association or other entity.

          (c) Each of the Company's Subsidiaries set forth in Schedule 4.1(b) has been duly organized and is existing as a corporation in good standing under the laws of its state of incorporation with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted. Each such Subsidiary has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which such Subsidiary owns or leases any property or conducts any business, so as to require such qualifications. Each such jurisdiction is set forth in
     Schedule 4.1(c).

     4.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:
(a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis to terminate or not perform or accelerate or increase its rights under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or affected or to which any of the property or assets of the Company or any of its Subsidiaries is bound or affected (collectively, "Arrangements") including, without limitation, all Arrangements referred to in Section 4.19 hereof, (b) result in the violation of the provisions of the Certificate of Incorporation or Articles of Incorporation, as the case may be, or Bylaws of the Company or any of its Subsidiaries, each as amended, or any Legal Requirement applicable to or binding upon it, (c) result in the creation or imposition of any Lien upon any property or asset of the Company or any of its Subsidiaries or (d) otherwise adversely affect the contractual or other legal rights or privileges of the Company or any of its Subsidiaries. Schedule 4.2 sets forth a list of all agreements requiring the consent of any party thereto to any of the transactions contemplated hereby.

     4.3 Capitalization. The authorized capital stock of the Company consists solely of One Hundred (100) shares of Common Stock having a par value of $1.00 per share, of which only the Shares are, and as of the Closing will be, issued and outstanding. All of the Shares and all of the issued and outstanding shares of capital stock of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable and outstanding. The Company is the direct beneficial owner of all of the outstanding shares of the capital stock of each of its Subsidiaries, and holds such securities free and clear of any Liens except as set forth on Schedule 4.3, which Liens shall be discharged or released in full prior to or simultaneously with the Closing. There are no existing options, warrants, rights, calls or commitments of any character relating to the shares of Common Stock or any other capital stock or securities of the Company or any of its Subsidiaries. There are no outstanding securities or other instruments convertible into or exchangeable for shares of Common Stock or any other capital stock or securities of the Company or any of its Subsidiaries and no commitments to issue such securities or instruments and no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of Common Stock or any other capital stock or securities of the Company or any of its Subsidiaries. The offer, issuance and sale of the Shares were (i) exempt from the registration and prospectus delivery requirements of the Securities Act, (ii) registered or qualified (or exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (iii) accomplished in conformity with all other Legal Requirements.

     4.4 Financial Statements.

          (a) The Company has delivered to Purchaser true and complete copies of
     (i) the unaudited consolidated balance sheet of the Company and its subsidiaries at December 31, 2000, and the related unaudited statements of income, equity and cash flow for the twelve (12) month-periods ended December 31, 2000 and December 31, 1999 (the "Unaudited Year End Financial Statements") and (ii) the "Unaudited Interim Balance Sheet" meaning the unaudited consolidated balance sheet of the Company and its subsidiaries at November 30, 2001 (the "Unaudited Interim Balance Sheet Date") and the related unaudited consolidated statements of income, equity and cash flow for the eleven-month period ended November 30, 2001 (collectively the "Unaudited Interim Financial Statements", and along with the Unaudited Year End Financial Statements, the "Unaudited Financial Statements").

          (b) The Unaudited Financial Statements present fairly the consolidated financial condition of the Company and its Subsidiaries in all material respects as of the dates indicated therein and the results of operations and changes in financial position of the Company and its Subsidiaries for the periods specified therein, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods covered thereby and prior periods, have been derived from the accounting records of the Company and represent only actual, bona fide transactions and present fairly the consolidated results of the operations of the Company and its Subsidiaries for the periods or as of the dates indicated therein.

     4.5 Title to Property; Encumbrances.

          (a) The Company or its Subsidiaries, as the case may be, has, and at the Closing will have, good, valid and marketable title in fee simple to all Owned Real Property and all personal property reflected on the Unaudited Interim Balance Sheet as owned by the Company and its Subsidiaries and all Owned Real Property and personal property acquired by the Company and its Subsidiaries subsequent to the Unaudited Interim Balance Sheet Date, in each case free and clear of all Liens except (i) as set forth on Schedule 4.5(a), (ii) for sales and other dispositions of inventory in the Ordinary Course since the Unaudited Interim Balance Sheet Date which, in the aggregate, have not been materially different from prior periods, and (iii) Permitted Liens. Notwithstanding anything to the contrary herein, all Owned Real Property and all personal property is being delivered hereunder "as is, where is" without any representations or warranties except as specifically set forth herein.

          (b) Schedule 4.5(b) contains a true and complete list and legal description of each parcel of Owned Real Property and a general description of each Structure situated thereon. The Shareholder has heretofore furnished to Purchaser true and complete copies of all deeds, other instruments of title and policies of title insurance indicating and describing the Company's ownership of the Owned Real Property, as well as copies of any surveys or environmental reports relating to the real property.

          (c) Schedule 4.5(c) contains a list of all tangible personal property having a cost or net book value in excess of One Hundred Thousand Dollars ($100,000.00) owned by the Company or any of its Subsidiaries (other than personal property held by the Company or any of its Subsidiaries as lessee under an operating lease).

          (d) Schedule 4.5(d) contains a list of all real property leases, licenses, personal property leases and conditional sales agreements under which the Company or any of its Subsidiaries is the lessee, licensee or purchaser, together with (i) the location and nature of each of the subject properties (including a legal description of all Leased Real Property),
     (ii) the termination date of each such lease, license or agreement, (iii) the name of the lessor, licensor or conditional sale vendor and (iv) all rental and other payments required to be made for the fiscal year ending December 31, 2002. True and complete copies of all real property leases, licenses and personal property leases listed on Schedule 4.5(d) have been delivered to Purchaser heretofore, as well as copies of any title reports, surveys or environmental reports or audits relating to any Leased Real Property. Except as set forth in Schedule 4.5(d), no such lease, license or agreement will require the consent of the lessor, licensor or vendor to or as a result of the consummation of the transactions contemplated by this Agreement. For the purposes of this Section 4.5(d), a "lease" shall include a sublease. Each of the leases, licenses and agreements set forth on
     Schedule 4.5(d) is in full force and effect and is valid, binding and enforceable in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. No event or condition has happened or exists which constitutes a material default or breach or, after notice or lapse of time or both, would constitute a material default or breach by the Company or any of its Subsidiaries, or to the Company's and the Shareholder's knowledge, any other party under and of such leases, licenses or agreements. There does not exist any security interest, lien, encumbrance or claim of others created or suffered to exist on any interest created under any of the leases, licenses and agreements set forth on
     Schedule 4.5(d) (except for those that result from or relate to leased assets).

          (e) The Owned Real Property and personal property described in Sections 4.5(a), 4.5(b) and 4.5(c) and the Leased Real Property and personal property held by the Company or its Subsidiaries pursuant to the leases and licenses described in Schedule 4.5(d) comprise all of the Real Property and personal property used in the conduct of business of the Company and its Subsidiaries.

     4.6 Accounts Receivable. Except as reserved on the Unaudited Interim Balance Sheet, all accounts receivable of the Company and its Subsidiaries reflected in the Unaudited Interim Balance Sheet and all accounts receivable of the Company and its Subsidiaries that have arisen since the Unaudited Interim Balance Sheet Date (except such accounts receivable as have been collected since such date) are valid and enforceable claims, and the goods and services sold and delivered that gave rise to such accounts were or will be sold and delivered in conformity with all applicable express and implied warranties, purchase orders, agreements and specifications. Schedule 4.6 contains an aging of the Company's accounts receivable as of the Unaudited Interim Balance Sheet Date. The Company has established an allowance for doubtful accounts reflected on the Unaudited Interim Balance Sheet, which has been determined in accordance with generally accepted accounting principles and which the Company believes to be a fair amount.

     4.7 Inventories. Except as described in Schedule 4.7, all inventory set forth or reflected in the Unaudited Interim Balance Sheet or acquired by the Company or its Subsidiaries since the Unaudited Interim Balance Sheet Date, consist of a quality and quantity usable in the Ordinary Course.

     4.8 Trademarks, Patents, Etc.

          (a) Schedule 4.8(a) contains a list of all letters patent, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, copyrights, copyright registrations and applications, URLs, grants of a license or right to the Company or its Subsidiaries with respect to the foregoing, both domestic and foreign, claimed by the Company or its Subsidiaries or used or proposed to be used by the Company or its Subsidiaries in the conduct of its business, whether registered or not (collectively herein, "Registered Rights").

          (b) Except as described in Schedule 4.8(b), the Company owns and has the unrestricted right to use the Registered Rights and every trade secret, know-how, process, discovery, development, design, technique, customer and supplier list, promotional idea, marketing and purchasing strategy, invention, process, confidential data and or other information (collectively herein, "Proprietary Information") required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Company or its Subsidiaries, free and clear of any right, equity or claim of others. The Company and each of its Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of all Proprietary Information.

          (c) Schedule 4.8(c) contains a list and description of all licenses of or rights to Proprietary Information granted to the Company or its Subsidiaries by others or to others by the Company or its Subsidiaries. Except as described in Schedule 4.8(c), (i) neither the Company nor any of its Subsidiaries has sold, transferred, assigned, licensed or subjected to any Lien, any Registered Right or Proprietary Information or any interest therein, and (ii) neither the Company nor any of its Subsidiaries has violated or breached and is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Registered Right or Proprietary Information.

          (d) There is no claim or demand of any Person pertaining to, or any Action that is pending or, to the Shareholder's or the Company's knowledge, threatened, which challenges the rights of the Company or its Subsidiaries in respect of any Registered Right or any Proprietary Information.

     4.9 Banking and Insurance.

          (a) Schedule 4.9(a) contains a list of the names and locations of all financial institutions at which the Company or any of its Subsidiaries maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the numbers or other identification of all such accounts and arrangements and the names of all persons authorized to draw against any funds therein.

          (b) Schedule 4.9(b) contains a list of all insurance policies and bonds (including, without limitation, all performance and warranty bonds required under outstanding contracts or purchase orders) and self insurance arrangements currently in force that cover or purport to cover risks or losses to or associated with the business, operations, premises, properties, assets, employees, agents and directors (including, without limitation, those arising with respect to environmental matters) of the Company and its Subsidiaries (collectively, the "Policies") and sets forth, with respect to each such policy, bond and self insurance arrangement, a description of the insured loss coverage, the expiration date and time of coverage, the dollar limitations of coverage, a general description of each deductible feature and principal exclusion and the premiums paid and to be paid prior to expiration. The Policies are in full force and effect, and neither the Company nor any of its Subsidiaries is in default under any of them. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or intent to cancel or increase the premiums with respect to any of the Policies, nor, to its or the Shareholder's knowledge, is there any basis for such action.

     4.10 Indebtedness; Absence of Undisclosed Liabilities.

          (a) Neither the Company nor any of its Subsidiaries has any obligation for Indebtedness in excess of $25,000 other than as set forth on Schedule 4.10(a), and copies of all instruments and documents evidencing, creating, securing or otherwise relating to such Indebtedness have been delivered to Purchaser heretofore. Except as set forth in Schedule 4.10(a), no instrument or document evidencing, creating, securing or otherwise relating to Indebtedness will require the consent or waiver of any person to or as a result of the consummation of the transactions contemplated by this Agreement.

          (b) Except as disclosed on Schedule 4.10(b), neither the Company nor any of its Subsidiaries has any material liabilities or obligations, secured or unsecured, whether absolute, accrued or contingent, which are not specifically reserved against or reflected as a liability in the Unaudited Financial Statements, except for non-material liabilities and obligations incurred in the ordinary course of business and consistent with past practices since the Unaudited Interim Balance Sheet Date.

     4.11 Judgments; Litigation.  Except as set forth on Schedule 4.11:

          (a) There is no (i) outstanding judgment, order, decree, award stipulation or injunction of any Governmental Entity or arbitrator against or affecting the Company or any of its Subsidiaries or their respective properties, assets or business or (ii) Action pending against or affecting the Company, any of its Subsidiaries or its properties, assets or business.

          (b) There is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting any officer, director or employee of the Company or any of its Subsidiaries relating to the Company, its Subsidiaries or its business,
     (ii) to the Company's or the Shareholder's knowledge, Action threatened against or affecting the Company, its Subsidiaries or its properties, assets or business, (iii) Action pending or, to the Company's or the Shareholder's knowledge, threatened against the Company's officers, directors or employees relating to the Company, its Subsidiaries or its business or (iv) to the Company's or the Shareholder's knowledge, basis for the institution of any Action against the Company, its Subsidiaries or any of their respective officers, directors, employees, properties or assets which, if decided adversely, would have a Material Adverse Effect.

     4.12 Income and Other Taxes.  Except as set forth on Schedule 4.12:

          (a) All Tax Returns required to be filed through and including the date hereof in connection with the operations of the Company and its Subsidiaries are true, complete and correct in all respects and have been properly and timely filed on a consolidated and individual basis. The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed. Purchaser has heretofore been furnished by the Company with true, correct and complete copies of each Tax Return of the Company and of each Subsidiary with respect to the past three (3) taxable years ending December 31, 1998, 1999 and 2000, and of all reports of, and communications from, any Governmental Entities relating to such period. The Company has disclosed on its Federal Income Tax Returns all positions taken therein that could give rise to a substantial understatement of income for federal income tax purposes within the meaning of Code Section 6662.

          (b) All Taxes required to be paid or withheld and deposited through and including the date hereof in connection with the operations of the Company and its Subsidiaries have been duly and timely paid or deposited by the Company and its Subsidiaries. The Company and its Subsidiaries have properly withheld or collected all amounts required by law for income Taxes and employment Taxes relating to their respective employees, creditors, independent contractors and other third parties, and for sales Taxes on sales and revenues, and have properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity. The Company and its Subsidiaries have no unpaid liabilities for any Taxes for any taxable period ending prior to or coincident with the Closing Date.

          (c) The Company has and will have made adequate provision on its books of account for all Taxes with respect to the business, properties and operations of the Company and its Subsidiaries through the Closing Date. The accruals for Taxes in the Unaudited Interim Balance Sheet are adequate to cover all liabilities for Taxes of the Company and its Subsidiaries for all periods ending on or before the Unaudited Interim Balance Sheet Date and the accruals for Taxes in the Closing Date Balance Sheet will be adequate to cover all liabilities for taxes of the Company and its Subsidiaries for all periods ending on or before the Closing Date.

          (d) The Company (i) has not filed any consent or agreement pursuant to Code Section 341(f), and no such consent or agreement will be filed at any time on or before the Closing Date; (ii) has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible under Code Section 280G, (iii) is not a United States real property holding corporation within the meaning of Code Section 897(c)(2); (iv) is not a party to a tax allocation or sharing agreement;
     (v) has never been (or does not have any liability for unpaid Taxes because it was) a member of an affiliated group with the meaning of Code Section 1504(a); (vi) has never applied for a tax ruling from a Governmental Entity and (vii) has never filed or been the subject of an election under Code
     Section 338(g) or Code Section 338(h)(10) or caused or been the subject of a deemed election under Code Section 338(e).

     4.13 Questionable Payments. Neither the Company nor its Subsidiaries nor, to the Shareholder's or the Company's knowledge, any of their respective directors, officers, agents, employees or other Person associated with or acting on behalf of the Company or any of its Subsidiaries has (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to government officials or employees, or foreign government officials or employees, from corporate funds, (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (d) made any false or fictitious entries on the books of account of the Company or any of its Subsidiaries, (e) made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or (f) made any other payment, favor or gift not fully deductible for federal income tax purposes. The books and records of the Company and each of its Subsidiaries have been maintained in accordance with good business practice, state in reasonable detail, and accurately and fairly reflect in all material respects the transactions and dispositions of the assets of the Company and its Subsidiaries.

     4.14 Employee Benefit Matters.

          (a) Schedule 4.14 contains a complete list of all Plans. For purposes of this Section 4.14, the term "Plan" shall mean any plan maintained by the Company or any of its Subsidiaries which is either an "employee benefit plan" as defined in Section 3(3) of ERISA or a "fringe benefit plan" as defined in Section 6039D of the Code with respect to each Plan which is not a Multiemployer Plan as defined in Section 3(37) of ERISA. True and complete copies of each of the following documents (and any amendments thereto), where applicable, have been delivered previously to Purchaser:
     (i) the Plan documents; (ii) a written description of each Plan which is not in writing; (iii) if the Plan is funded through a trust or any third-party funding vehicle, the trust or other funding agreement; (iv) the Plan's most recent financial statements; (v) the two most recent annual reports (including all schedules and attachments thereto) required by ERISA; (vi) any actuarial report and valuation prepared within the last 5 years; (vii) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Code
     Section 401 or to be recognized as tax-exempt under Code Section 501(c);
     (viii) the most recent summary plan description and each summary of material modifications required by ERISA; (ix) any agreement providing for the provision of administrative or investment management services with respect to the Plan; and (x) all documents and correspondence received from or provided to the DOL, IRS and PBGC during the past two years.

          (b) Each Plan, other than a Multiemployer Plan, and related trust, annuity, or other funding agreement complies and has been maintained in compliance with all applicable Legal Requirements. With respect to each Plan which is not a Multiemployer Plan, no non-exempt prohibited transaction (as defined in Code Section 4975 and ERISA Sections 406 and
     408) has occurred and no "fiduciary" (as defined in ERISA Section 3(21)) has committed any breach of duty which could subject the Company or any of its Subsidiaries, any ERISA Affiliate, or any director, officer, or employee thereof to material liability under Title I of ERISA or to tax under Code Section 4975. All material obligations required to be performed by the Company and its Subsidiaries and any other Person under the terms of each Plan and applicable Legal Requirement have been performed. Except as set forth on Schedule 4.14, there have been no Reportable Events as defined in ERISA, and no events described in Sections 4062, 4063 or 4064 of ERISA and no termination or partial termination of any Plan which is not a Multiemployer Plan.

          (c) With respect to each Plan which is not a Multiemployer Plan, all required reports and descriptions, including, without limitation, annual reports (Form 5500), summary annual reports, and summary plan descriptions, have been filed and distributed timely and the most current Form 5500 required to be filed with the relevant authority has been attached hereto as part of Schedule 4.14. With respect to each Plan which is a welfare plan (as defined in ERISA Section 3(1)) other than a Multiemployer Plan, the requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sections 162(k) and 4980B have been satisfied in all material respects.

          (d) All contributions, premiums, and other payments, including, without limitation, employer contributions and employee salary reduction contributions, have been paid when due or accrued in accordance with the past custom and practice of the Shareholder and the Company and any ERISA Affiliate. No Plan, other than a Multiemployer Plan, that is subject to Part 3 of Subtitle B of Title I of ERISA or to Code
     Section 412 has incurred any accumulated funding deficiency, whether or not waived, and no other actual or contingent liability for any other expenses or obligations of any Plan exists.

          (e) With respect to each Plan which is not a Multiemployer Plan, there are no pending or, to the Company's and the Shareholder's knowledge, threatened Actions (other than routine claims for benefits) asserted or instituted against any such Plan or the assets of any such Plan, or against the Company or any of its Subsidiaries, or any ERISA Affiliate, trustee, administrator, or fiduciary of such Plan which could result in a liability, and neither the Company nor the Shareholder has any knowledge of any facts that could form the basis of any such Action. There is no pending or, to the Company's or the Shareholder's knowledge, threatened or contemplated Action by any Governmental Entity with respect to any such Plan which could result in a liability, and neither the Company nor the Shareholder has knowledge of any facts that could reasonably be expected to cause or trigger such an Action.

          (f) The Company (or, if applicable, an ERISA Affiliate,) may terminate, suspend, or amend each Plan, other than a Multiemployer Plan, at any time without any liability, except to the extent otherwise required by Code Section 4980B, without the consent of the participants or employees covered by such Plan. Neither the Company or any of its Subsidiaries nor any ERISA Affiliate has announced any intention, made any amendment or binding commitment, or given any written or oral notice providing that the Company or an ERISA Affiliate (i) will create additional Plans covering employees of the Company or any of its Subsidiaries or any ERISA Affiliate,
     (ii) will increase benefits promised or provided pursuant to any Plan, or
     (iii) will exercise after the Closing Date any right or power it may have to terminate, suspend, or amend any Plan.

          (g) Except as set forth on Schedule 4.14, neither the Company nor any ERISA Affiliate maintains or has maintained at any time, or contributes to or has contributed to or is or was required to contribute to, any (i) Plan subject to Title IV or ERISA, including, without limitation, any Multiemployer Plan, within the past five years, or (ii) funded or unfunded medical, health, accident, or life insurance plan or arrangement for current or future retirees or terminated employees or their spouses or dependents (except to the extent required by Code Sections 162(k) or 4980B) within the past five years.

          (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a termination of employment or other event entitling any Person to any additional or other benefits, or that would otherwise modify benefits or the vesting of benefits, provided under any Plan.

          (i) No event has occurred which could subject the Company or any of its Subsidiaries or any ERISA Affiliate to any liability (i) under any legal requirement relating to any Plan or (ii) resulting from any obligation of the Company or an ERISA Affiliate to indemnify any Person against liability incurred with respect to or in connection with any Plan.

          (j) Except as set forth on Schedule 4.14, each Plan, other than a Multiemployer Plan, which is intended to be qualified under Code Section 401 has received, within the last five years, a favorable determination letter from the IRS. No event has occurred and no facts or circumstances exist which is likely to cause or result in the loss or revocation of such determination.

     4.15. Compliance with Law. Through and including the date hereof, neither the Company nor any of its Subsidiaries (i) has violated or conducted its business or operations in violation of, and has not used or occupied its properties or assets in violation of, any Legal Requirement, (ii) to the Company's and the Shareholder's knowledge, has been alleged to be in violation of any Legal Requirement, and (iii) has received any notice of any alleged violation of, or any citation for noncompliance with, any Legal Requirement.

     4.16 Permits, Licenses, Etc. The Company and each of its Subsidiaries possesses, and is operating in material compliance with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities (collectively "Permits") necessary to (i) occupy, maintain, operate and use the Real Property as it is currently used and proposed to be used, (ii) conduct its business as currently conducted and as proposed to be conducted, and (iii) maintain and operate its Permits. Schedule 4.16 contains a list of all Permits. Each Permit has been lawfully and validly issued, and no proceeding is pending or, to the Company's and the Shareholder's knowledge, threatened looking toward the revocation, suspension or limitation of any Permit. The consummation of the transactions contemplated by this Agreement will not result in the revocation, suspension or limitation of any Permit and, except as set forth in Schedule 4.16, no Permit will require the consent of its issuing authority to or as a result of the consummation of the transaction contemplated hereby.

     4.17 Regulatory Filings. The Company and each of its Subsidiaries has made all required registrations and filings with and submissions to all applicable Governmental Entities relating to the operations of the Company and its Subsidiaries as currently conducted and as proposed to be conducted, including, without limitation, all such applicable Governmental Entities having jurisdiction over any matters pertaining to conservation or protection of the environment, and the treatment, discharge, use, handling, storage, production, or disposal of Hazardous Materials. All such registrations, filings and submissions were when filed and are in compliance with all Legal Requirements (including all Environmental Laws) and other requirements, no material deficiencies have been asserted by any such applicable Governmental Entity with respect to such registrations, filings or submissions and, to the Company's and the Shareholder's knowledge, no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such registration, filing or submission.

     4.18 Consents. All consents, authorizations and approvals of any Person to or as a result of the consummation of the transactions contemplated hereby, that are necessary or advisable in connection with the continued operations and business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted, or for which the failure to obtain the same might have, individually or in the aggregate, a Material Adverse Effect, have been, and prior to the Closing will be, lawfully and validly obtained by the Company and its Subsidiaries, as the case may be. All consents, authorizations and approvals described in Schedules 4.5(d), 4.10(a) and 4.16 will have been lawfully and validly obtained prior to the Closing.

     4.19 Material Contracts; No Defaults.

          (a) Schedule 4.19(a) contains the aggregate contract backlog of the Company and its Subsidiaries outstanding on the date hereof and a list and description of each sales order and sales contract in the backlog having an indicated gross value on the date hereof in excess of Two Hundred Thousand Dollars ($200,000). All outstanding sales orders and sales contracts of the Company or a Subsidiary have been entered into in the Ordinary Course. Except as set forth on Schedule 4.19(a), (i) the Company and its Subsidiaries have obtained all performance and surety bonds required under or pursuant to such contracts and orders from a recognized insurance company at a commercially reasonable cost and (ii) for those contracts for which a bond will be, but is not yet, required to be obtained by the Company, or a Subsidiary subject to the then financial condition of the Company or the applicable Subsidiary, there is no reason to believe that the Company or the applicable Subsidiary will not be able to obtain any such bond from a recognized insurance company at a commercially reasonable cost.

          (b) Schedule 4.19(b) sets forth the aggregate amount of all outstanding purchase orders and purchase commitments and a list and description of all outstanding purchase orders and purchase commitments of the Company and it Subsidiaries as of the date hereof having a gross indicated value in excess of Seventy-Five Thousand Dollars ($75,000) in the aggregate from any single supplier or other vendor. All outstanding purchase orders and purchase commitments of the Company and its Subsidiaries have been incurred in the Ordinary Course.

          (c) Schedule 4.19(c) contains a true and complete list of all sales agency, sales representative, and similar contracts or agreements of the Company and its Subsidiaries, true and complete copies of the same have been delivered to Purchaser heretofore. Except as described in Schedule 4.19(c), all of such contracts and agreements are terminable at any time by the Company or the Subsidiary without penalty (including, without limitation, any obligation to repurchase inventories on hand) upon not more than thirty (30) days' notice.

          (d) Schedule 4.19(d) contains a true and complete list and description of all noncompetition and confidentiality agreements and covenants under which the Company, its Subsidiaries or any of their respective officers, directors or employees or the Shareholder is obligated; true and complete copies of the same have been delivered to Purchaser heretofore. Except as described in Schedule 4.19(d), neither the Company nor any Subsidiary is restricted by any agreement from carrying on its business or engaging in any other activity anywhere in the world (including relocating, closing, or terminating any of its operations or facilities), and neither the Company nor any officer, director or key employee of the Company, any of its Subsidiaries or the Shareholder is a party to or otherwise bound or affected by any agreement, covenant or other arrangement or understanding that would restrict or impair his ability to perform diligently his other duties to the Company or its Subsidiaries, as the case may be. Schedule 4.19(d) also contains a true and complete list and description of all noncompetition and confidentiality agreements or covenants in favor of the Company or any of its Subsidiaries, and true and complete copies of the same have been delivered to Purchaser heretofore. There is no actual and, to the knowledge of the Shareholder and the Company, there is no pending or threatened violation or breach by any of the parties thereto of any such agreement.

          (e) Schedule 4.19(e) contains a true and complete list and description of all contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company and any of its Subsidiaries with any officer, director, consultant, employee or Affiliate of the Company or any of its Subsidiaries or with any associate, Affiliate or employee of any Affiliate of the Company, other than those disclosed in Schedule 4.21(a) hereto; in each case a true and complete copy of such written contract, agreement, understanding, arrangement or commitment or a true and complete summary of such oral contract, agreement, understanding, arrangement or commitment has been delivered to Purchaser heretofore. Schedule 4.19(e) also sets forth the employee severance policy for the Company and each of its Subsidiaries in effect as of the date hereof.

          (f) Schedule 4.19(f) contains a true and complete list and description of all other material contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company and its Subsidiaries by which it or its properties, rights or assets are bound that are not otherwise disclosed in this Agreement or the Schedules hereto. True and complete copies of such written contracts, agreements, understandings, arrangements and commitments and true and complete summaries of such oral contracts, agreements, understandings, arrangements and commitments have been delivered to Purchaser heretofore. For the purposes of this subsection
     (f), "material" means any contract, agreement, understanding, arrangement or commitment that (i) involves performance by any party more than ninety
     (90) days from the date hereof, (ii) involves payments or receipts by the Company or any of its Subsidiaries in excess of Two Hundred and Fifty Thousand Dollars ($250,000), (iii) involves capital expenditures in excess of Fifty Thousand Dollars ($50,000) or (iv) otherwise materially affects the Company.

     4.20 Absence of Certain Changes. Since the Unaudited Interim Balance Sheet Date, except as disclosed in Schedule 4.20, neither the Company nor any of its Subsidiaries has: (i) incurred any debts, obligations or liabilities (absolute, accrued, contingent or otherwise), other than current liabilities incurred in the Ordinary Course which, individually or in the aggregate, are not material;
(ii) subjected to or permitted a Lien (other than a Permitted Lien) upon or otherwise encumbered any of its assets, tangible or intangible; (iii) sold, transferred, licensed or leased any of its assets or properties except in the Ordinary Course; (iv) discharged or satisfied any Lien other than a Lien securing, or paid any obligation or liability other than, current liabilities shown on the Unaudited Interim Balance Sheet and current liabilities incurred since the Unaudited Interim Balance Sheet Date, in each case in the Ordinary Course; (v) canceled or compromised any debt owed to or by or claim of or against it, or waived or released any right of material value other than in the Ordinary Course; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) causing or likely to cause a Material Adverse Effect; (vii) entered into any material transaction or otherwise committed or obligated itself to any capital expenditure other than in the Ordinary Course;
(viii) made or suffered any change in, or condition affecting, its condition (financial or otherwise), properties, profitability, prospects or operations other than changes, events or conditions in the Ordinary Course, none of which (individually or in the aggregate) has had or may have a Material Adverse Effect; (ix) made any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted; (x) other than in the Ordinary Course, made or suffered any amendment or termination of any material contract, agreement, lease or license to which it is a party; (xi) paid, or made any accrual or arrangement for payment of, any severance or termination pay to, or entered into any employment or loan or loan guarantee agreement with, any current or former officer, director or employee or consultant; (xii) paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any employee other than pursuant to an agreement disclosed on Schedule 4.21(a) or Schedule 4.21(b) or other than in the Ordinary Course, or paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any officer or director of the Company or any of its Subsidiaries or any consultant to the Company or any of its Subsidiaries; (xiii) made or agreed to make any charitable contributions or incurred any nonbusiness expenses; (xiv) changed or suffered change in any benefit plan or labor agreement affecting any employee of the Company or any of its Subsidiaries otherwise than to conform to Legal Requirements; or (xv) entered into any agreement or otherwise obligated itself to do any of the foregoing.

     4.21 Employees and Labor Matters.

          (a) Schedule 4.21(a) contains a true and complete list of all contracts, agreements, plans, arrangements, commitments and understandings (formal and informal) pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of the Company's or its Subsidiaries' property and related matters of the Company or its Subsidiaries with any current or former officer, director, employee or consultant, and true and complete copies of all such contracts, agreements, plans, arrangements and understandings have been delivered to Purchaser heretofore. Attached to Schedule 4.21(a) is the most current copy of the employee handbook containing the employment policies utilized by the Company and each of its Subsidiaries and distributed to each of their employees.

          (b) Schedule 4.21(b) contains a true and complete list of all labor, collective bargaining, union and similar agreements under or by which the Company or any of its Subsidiaries is obligated, and true and complete copies of all such agreements have been delivered to Purchaser heretofore. There has been no actual or, to the knowledge of the Shareholder or the Company, threatened violation or breach of any such agreements.

          (c) Except as set forth on Schedules 4.21(a) and 4.21(b), neither Purchaser nor the Company or any of its Subsidiaries will have any responsibility for continuing any person in the employ (or retaining any person as a consultant) of the Company or one of its Subsidiaries from and after the Closing or have any liability for any severance payments to or similar arrangements with any such Person who shall cease to be an employee of the Company or any of its Subsidiaries at or prior to the Closing.

          (d) There is not occurring or, to the Shareholder's or the Company's knowledge, threatened, any strike, slow down, picket, work stoppage, charge or complaint of employment discrimination or other concerted action or similar occurrence by any union or other group of employees or other persons against the Company, its Subsidiaries or their premises or products nor does the Company or the Shareholder know any basis for any such allegation, charge or complaint.

          (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, alone or in conjunction with another event (such as termination of employment), (i) result in any payment (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of the Company or its Subsidiaries under any Plan or otherwise, (ii) increase any benefits otherwise payable under any Plan or otherwise or (iii) result in the acceleration of the time of payment or vesting of any such benefits. There are no agreements, arrangements or understandings between the Company or any of its Subsidiaries and any officer, director or employee of the Company or any of its Subsidiaries relating to the management or operation of any business of the Company and its Subsidiaries.

     4.22 Financial Representations.

          (a) The Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the eleven months ended November 30, 2001 is at least $11,000,000.

          (b) At Closing, the Company's Adjusted Net Worth shall not be less than $53,900,000.

          (c) The Company's consolidated revenues from operations for the eleven months ended November 30, 2001 is at least $108,000,000.

          (d) The Company and its Subsidiaries have written contractual commitments evidencing a backlog of at least $150,000,000, in the aggregate, as of the date of this Agreement.

     4.23 Principal Customers and Suppliers.

          (a) Schedule 4.23(a) contains a true and complete list of the name and address of each customer that purchased in excess of five percent (5%) of the Company's goods or services reflected on the Unaudited Financial Statements, and since the Unaudited Interim Balance Sheet Date no such customer has terminated its relationship with or adversely curtailed its purchases from the Company or its Subsidiaries or indicated (for any reason) its intention so to terminate its relationship or curtail its purchases.

          (b) Schedule 4.23(b) contains a true and complete list of each supplier from whom the Company and its Subsidiaries purchased in excess of five percent (5%) of the Company's purchases of goods or services reflected in the Unaudited Financial Statements, and since the Unaudited Interim Balance Sheet Date no such supplier has terminated its relationship with or adversely curtailed its accommodations, sales or services to the Company and its Subsidiaries or indicated (for any reason) its intention to terminate such relationship or curtail its accommodations, sales or services.

     4.24 Disclosure. The representations and warranties of the Shareholder and the Company under this Agreement and all the statements in all Schedules or other documents delivered or to be delivered hereunder by the Shareholder and the Company to Purchaser are, and when delivered will be, true and complete in all material respects and do not or will not when delivered, contain any untrue statement of a material fact or omit to state a material fact necessary to be stated therein to make the statements not misleading under the circumstances under which they were or are made. All of the information relating to the Company and its subsidiaries contained in the Shareholder's Form 10-K for the year ended December 31, 2000 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30 in each of 2000 and 2001 filed, and any annual or quarterly reports or to be filed prior to the Closing Date, with the Securities and Exchange Commission are, and with respect to future filings prior to the Closing Date will be, true and complete in all material respects and do not or will not when filed, contain any untrue statement of a material fact or omit to state a material fact necessary to be stated therein to make the statements not misleading under the circumstances under which they were or are made.

     4.25 Corporate Records. The copies or originals of the Certificate of Incorporation or Articles of Incorporation, as the case may be, Bylaws, minute books and stock records of the Company and each of its Subsidiaries previously delivered to, or made available for inspection by, Purchaser are true, complete and correct.

     4.26 Hazardous Materials.  Except as set forth on Schedule 4.26:

          (a) No Hazardous Material (i) has been released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, released or disposed of on or under any real property currently or previously owned or leased by the Company or any of its Subsidiaries or is presently located on or under any Real Property (or, to the Company's and the Shareholder's knowledge, any property adjoining any Real Property) in amounts requiring investigation or cleanup under Environmental Laws, (ii) is presently maintained, used, generated, or permitted to remain in place by the Company or its Subsidiaries in violation of any Environmental Law, or (iii) is of a type, location, material, nature or condition which requires special notification to third parties by the Company or any of its Subsidiaries under Environmental Law or common law.

          (b) No notice, citation, summons or order has been received by the Company or any of its Subsidiaries or Shareholder, no notice has been given by the Company or any of its Subsidiaries or the Shareholder and no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Company or the Shareholder, threatened by any Governmental Entity, with respect to (i) any alleged violation by the Company or any of its Subsidiaries of any Environmental Law, (ii) any alleged failure by the Company or any of its Subsidiaries to obtain and maintain any environmental permit, certificate, license, approval, registration or authorization required in connection with its business or properties, or (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of the Company or any of its Subsidiaries of any Hazardous Material.

          (c) Neither the Company nor any of its Subsidiaries has received any request for information, notice of claim, demand or notification from any Governmental Entity, or any owner, lessor or lessee of property that it is or that indicates that it may be a "potentially responsible party" with respect to any investigation or remediation of any threatened or actual release of any Hazardous Material.

          (d) No notice has been received by the Company or any of its Subsidiaries with respect to the listing or proposed listing of any property currently or previously owned, operated or leased by the Company on the National Priorities List promulgated pursuant to CERCLA, CERCLIS or any similar state list of sites requiring investigation or cleanup.

          (e) There are no underground storage tanks (including as that term is defined, construed and otherwise used in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended, and all rules, regulations, standards, guidelines and publications issued thereunder, and in comparable state and local laws) located in, at, on, or under any of the properties of the Company or any of its Subsidiaries.

          (f) There are no facts or circumstances which are likely to require material capital expenditures within five years of the Closing Date to maintain compliance with all current and any currently pending or proposed Environmental Laws. Neither the Company nor any of its Subsidiaries has actual or potential liability for indemnity or similar obligations with respect to any third party under any Environmental Law.

          (g) The Company and the Shareholders have provided the Purchaser with true and complete copies of all environmental reports, studies, assessments, and sampling data ("Environmental Reports") within their possession that have been issued within the past five years by or for the Company or any Subsidiary, or by any Governmental Authority, relating to the property or operations of the Company or any Subsidiary. Schedule 4.26(g) contains a true and complete list of all such Environmental Reports.

     4.27 Brokers' Fees. Except pursuant to the Company's agreement with Banc of America Securities, LLC, which provides for fees to be paid by the Shareholder, no broker, finder or similar agent has been employed by or on behalf of the Company or its Subsidiaries in connection with this Agreement or the transactions contemplated hereby, and the Company has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

4A.  DELIVERY OF EXHIBITS AND SCHEDULES

     Each Party shall cause the Company to deliver to the other all of their respective Schedules referenced in this Agreement no later than January 7, 2002. Both parties shall mutually agree upon the final form of the Exhibits no later than the Final Commitment Date.

5.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the Shareholder that:

     5.1 Organization and Good Standing. Purchaser has been duly organized and is existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     5.2 Execution and Delivery. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser, have been duly executed and delivered by Purchaser and constitute the legal, valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms.

     5.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument of which Purchaser is a party or by which Purchaser is bound or affected or to which any of the property or assets of Purchaser is bound or affected, (b) result in the violation of the provisions of the Certificate of Incorporation or Bylaws of Purchaser or any Legal Requirement applicable to or binding upon it,
(c) result in the creation or imposition of any Lien upon any property or asset of Purchaser or (d) otherwise adversely affect the contractual or other legal rights or privileges of Purchaser. Schedule 5.3 sets forth a list of all agreements to which Purchaser is a party requiring the consent of any party thereto to any of the transactions contemplated hereby.

     5.4 Ability to Close. Subject to the receipt of the financings contemplated by the Mezzanine Commitment and BOA Commitment, Purchaser will have the ability and financial wherewithal to close the purchase of the Shares on the Closing Date.

     5.5 Capitalization. The authorized and outstanding capital stock of Purchaser, as of the Closing Date, inclusive of all classes or series of stock is as set forth on Schedule 5.5. All of the outstanding shares of capital stock have been duly authorized and validly issued and are, and will be, fully paid, nonassessable and outstanding. Other than the Warrant and other than as set forth on Schedule 5.5, there will be (i) no existing options, warrants, right, calls or commitments of any character relating to the shares of Common Stock or any other capital stock or securities of Purchaser, (ii) no outstanding securities or other instruments convertible into or exchangeable for shares of Common Stock or any other capital stock or securities of the Company and no commitments to issue such securities or instruments and no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of Common Stock or any other capital stock or securities of Purchaser. The issuance of the Securities will be (i) exempt from the registration and prospectus delivery requirements of the Securities Act, (ii) registered or qualified (or exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (iii) accomplished in conformity with all other Legal Requirements.

     5.6 Consents. All consents, authorizations and approvals of any Person to or as a result of the consummation of the transactions contemplated hereby, that are necessary or advisable in connection with the operations and business of Purchaser as currently conducted and as proposed to be conducted, or for which the failure to obtain the same might have, individually or in the aggregate, a Material Adverse Effect, have been lawfully and validly obtained by Purchaser.

     5.7 Valid Issuance of the Junior Preferred Stock. The Junior Preferred Stock being issued to the Purchaser hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid, nonassessable and free of any Liens created by Purchaser and the issuance will, assuming the accuracy of the representations and warranties made by the Shareholder to Purchaser, be in compliance with applicable state and federal securities laws. The Warrant, when issued in accordance with this Agreement, will constitute the valid and binding obligation of Purchaser to issue the shares of Common Stock underlying the Warrant upon exercise thereof in accordance with its terms.

     5.8 Absence of Litigation. There is no action, suit or proceeding or, to Purchaser's knowledge, any investigation, pending, or to Purchaser's knowledge, threatened against Purchaser and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, might have a Material Adverse Effect. There is not pending or threatened any such action, suit, proceeding or investigation that questions this Agreement or the right of Purchaser to execute, deliver and perform under same.

     5.9 Brokers' Fees. No broker, finder or similar agent has been employed by or on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby, and Purchaser has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby, except with respect to a structuring fee payable by Purchaser to Founders Management Services, Inc.

     5.10 Disclosure. The representations and warranties of Purchaser under this Agreement and all the statements in all Schedules or other documents delivered or to be delivered hereunder by Purchaser to the Shareholder and the Company are, and when delivered will be, true and complete in all material respects and do not or will not when delivered, contain any untrue statement of a material fact or omit to state a material fact necessary to be stated therein to make the statements not misleading under the circumstances under which they were or are made.

6.  CONDUCT OF BUSINESS PENDING CLOSING

     During the period commencing on the date hereof and continuing through the Closing Date, the Shareholder and the Company covenant and agree that, except as expressly contemplated by this Agreement or to the extent that Purchaser shall otherwise expressly consent in writing (the term "Company" in Sections 6.1 through 6.16 includes the Company and each of its Subsidiaries):

     6.1 Qualification. The Shareholder will cause the Company and the Company shall maintain all qualifications to transact business and remain in good standing in its jurisdiction of incorporation and in the foreign jurisdiction set forth on Schedule 4.1(a).

     6.2 Ordinary Course. The Company shall conduct its business in, and only in, the Ordinary Course and, to the extent consistent with such business, shall preserve intact its current business organizations, keep available the services of its current officers and employees and preserve the relationships with customers, suppliers and others having business dealings with them to the end that the goodwill and going business value shall be unimpaired at the Closing Date. The Company shall maintain its properties and assets in good condition and repair.

     6.3 Corporate Changes. The Company shall not: (a) amend its Certificate of Incorporation or Bylaws (or equivalent documents), (b) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire, any business or any corporation, partnership, association or other business organization or division thereof, (c) enter into any partnership or joint venture, except in the Ordinary Course, (d) declare, set aside, make or pay any dividend or other distribution (other than the distribution of the Distributed Claims) in respect of its capital stock or purchase or redeem, directly or indirectly, any shares of its capital stock, (e) issue or sell any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares, or
(f) liquidate or dissolve or obligate itself to do.

     6.4 Indebtedness. The Company shall not incur any Indebtedness or, other than in the Ordinary Course of its business, any liabilities; or sell any debt securities or lend money to or guarantee the Indebtedness of any Person other than a Subsidiary in the Ordinary Course of its business. The Company shall not restructure or refinance its existing Indebtedness. Any intercompany indebtedness or transactions between the Company and Shareholder will be settled at or prior to Closing, except for the distribution of the Distributed Claims to the Shareholder.

     6.5 Accounting. The Company shall not make any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates heretofore adopted by it. The Company shall maintain its books, records and accounts in accordance with generally accepted accounting principles applied on a basis consistent with that of prior periods.

     6.6 Compliance with Legal Requirements. The Company shall comply promptly with all requirements that applicable law may impose upon it and its operations and with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Purchaser in connection with any such requirements imposed upon Purchaser, or upon any of its affiliates, in connection therewith or herewith.

     6.7 Disposition of Assets. The Company shall not sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien upon any of its properties or assets, tangible or intangible, or any interest therein, except for sales of inventory or excess equipment or other assets in the Ordinary Course of its business.

     6.8 Compensation. The Company shall not (a) adopt or amend in any material respect any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) other than to comply with any Legal Requirement or (b) pay, or make any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind, or any severance or termination pay to, or enter into any employment or loan or loan guarantee agreement with, any current or former officer, director, employee or consultant of the Company, except as may be within the Ordinary Course of its business, but in no event shall the compensation of any employee who currently earns over $75,000 per year be increased.

     6.9 Modification or Breach of Agreement; New Agreements. The Company shall not terminate or modify, or commit or cause or suffer to be committed any act that will result in breach or violation of any term of or (with or without notice or passage of time, or both) constitute a default under or otherwise give any person a basis for non-performance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement, instrument, arrangement or understanding, written or oral, to which it is a party. The Company shall refrain from becoming a party to any contract or commitment other than in the Ordinary Course. The Company shall meet all of its contractual obligations in accordance with their respective terms.

     6.10 Capital Expenditures. Except for capital expenditures or commitments necessary to maintain its properties and assets in good condition and repair (the amount of which shall not in the aggregate exceed Fifty Thousand Dollars ($50,000)) and for equipment or machinery acquired to perform services under contracts then outstanding or about to be outstanding, the Company shall not purchase or enter into any contract to purchase any capital assets.

     6.11 Consents. The Company shall use its best efforts to obtain any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by any party hereto in connection with the transactions contemplated hereby or the taking of any action in connection with the consummation thereof.

     6.12 Insurance; Bonds. The Company shall maintain its Policies in full force and effect and shall not do, permit or willingly allow to be done any act by which any of the Policies may be suspended, impaired or canceled.

     6.13 Discharge. The Company shall not cancel, compromise, release or discharge any claim of the Company upon or against any person or waive any right of the Company of material value, and not discharge any Lien (other than Permitted Liens) upon any asset of the Company or compromise any debt or other obligation of the Company to any Person other than Liens.

     6.14 Actions. The Company shall not institute, settle or agree to settle any Action before any Governmental Entity, except as it relates to the Distributed Claims.

     6.15 Permits. The Company shall maintain in full force and effect, and comply with, all Permits.

     6.16 Tax Assessments and Audits. The Company shall furnish promptly to Purchaser a copy of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to the Company's operations for periods ending on or prior to the Closing Date. The Shareholder shall cause the Company to promptly inform Purchaser, and permit, at the Company's expense, the participation in and control by Purchaser, of any investigation, audit or other proceeding by a Governmental Entity in connection with any Taxes, assessment, governmental charge or duty and shall not consent to any settlement or final determination in any proceeding without the prior written consent of Purchaser.

     6.17 Pre-Closing Balance Sheet. In anticipation of the Closing, the Company shall, and the Shareholder shall cause the Company to, deliver to Purchaser prior to the Closing Date a consolidated balance sheet of the Company and its Subsidiaries (the "Pre-Closing Balance Sheet") as of the last day of the month immediately preceding the month in which the Closing Date occurs; provided, however, if the Closing Date is less than twenty (20) calendar days after the last day of the month immediately preceding the month in which the Closing Date occurs, the Pre-Closing Balance Sheet shall be as of the last day of the month immediately preceding the month immediately preceding the month in which the Closing Date occurs. The Pre-Closing Balance Sheet need not be audited but shall be prepared in accordance with generally accepted accounting principles, consistently applied and shall fairly present the consolidated financial condition of the Company and its Subsidiaries.

     6.18 Final Closing Date Balance Sheet. As soon as practicable following the Closing Date (and in no event later than 90 days following the Closing
Date), the Company shall have prepared and delivered, at the expense of Purchaser, to the Shareholder and Purchaser an audited final consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles, accompanied by the unqualified report thereon of KPMG LLP (the "Final Closing Date Balance Sheet"), as of the day prior to the Closing Date. The computations set forth in the Final Closing Date Balance Sheet shall be conclusive and binding upon the parties hereto, unless the Shareholder or Purchaser, within thirty (30) days after the receipt of the Final Closing Date Balance Sheet, notifies the other in writing that it disputes any of the amounts set forth therein, specifying the nature of the dispute and the basis therefor. If within a further period of one week, the parties do not reach agreement resolving the dispute, the parties shall submit the dispute to a partner at a nationally recognized independent accounting firm mutually agreeable to the parties, which shall not have a material relationship with either the Company, the Shareholder or Purchaser within two years preceding the appointment (the "Arbiter"), for resolution. If the parties cannot agree on the selection of a partner at such an independent accounting firm to act as Arbiter, the parties shall request the American Arbitration Association to appoint such a partner at such an independent accounting firm, and such appointment shall be conclusive and binding on the parties. Promptly, but no later than twenty (20) days after its acceptance of his or her appointment as Arbiter, the Arbiter shall determine, based solely on presentations by, on the one hand, the Shareholder and, on the other hand, Purchaser, and not by independent review, only those issues in dispute and shall render a report as to the dispute and the resulting computation of the number(s) in question, which shall be conclusive and binding upon the parties. All proceedings conducted by the Arbiter shall take place in The City of New York. In resolving any disputed item, the Arbiter
(i) shall be bound by the provisions of this Section 6.18 and (ii) may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs and expenses of the Arbiter shall be borne by Purchaser in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by the Shareholder or unsuccessfully disputed by Purchaser (as finally determined by the Arbiter) bears to the aggregate dollar amount of such disputed items so submitted, with the remainder of such costs and expenses to be borne by the Shareholder.

     6.19 Audited Financial Statements. On or prior to a date which is not later than ten days prior to the Closing Date, the Company shall have delivered to Purchaser at the Purchaser's expense, the consolidated balance sheet of the Company and its Subsidiaries at December 31, 2001 and the related consolidated statements of income, cash flow and the stockholders' equity for the year then ended accompanied by the report of KPMG LLP, (collectively, the "Audited Financial Statements"). The Audited Financial Statements will (i) present, fairly the consolidated financial condition of the Company and its Subsidiaries in all material respects as of December 31, 2001 and the results of operations and changes in financial position of the Company and its Subsidiaries for the year then ended,
(ii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the period covered thereby and prior periods, and (iii) have been derived from the accounting records of the Company and represent only actual, bona fide transactions and present fairly the consolidated results of the operations of the Company and its Subsidiaries for the period or as of the dates indicated therein. The Audited Financial Statements shall reflect that there has been no material adverse change in the consolidated financial condition or the consolidated results of operations of the Company and its Subsidiaries from those reflected in the Unaudited Interim Financial Statements.

7.  ADDITIONAL COVENANTS

     7.1 Covenants of the Shareholder. During the period from the date hereof through the Closing Date, the Shareholder agrees to:

          (a) comply and have the Company and each Subsidiary comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Purchaser in connection with any requirements imposed upon Purchaser or upon any of its Affiliates in connection with this Agreement or the transactions contemplated by this Agreement;

          (b) obtain (and to cooperate with Purchaser in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by the Company or the Shareholder in connection with the transactions contemplated by this Agreement;

          (c) promptly advise Purchaser orally and, within five (5) business days thereafter in writing, of any change in the consolidated business or condition of the Company and its Subsidiaries that has had or may have a Material Adverse Effect; and

          (e) deliver to Purchaser prior to the Closing a written statement disclosing any materially untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any material omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that the disclosure of such untrue statement or omission shall not prevent Purchaser from terminating this Agreement pursuant to Section 9.1(b) hereof or obtaining the expenses contemplated by Section 7.4 hereof at any time at or prior to the Closing in respect of any original untrue or misleading statement;

          (f) prepare and deliver a proxy statement or information statement relating to the transaction contemplated by this Agreement prepared in accordance with the Securities Exchange Act of 1934, as amended, and the rules thereunder (the "Proxy Statement"), to the shareholders of the Shareholder soliciting their vote in favor of the transaction and containing advice that the Board of Directors recommends that the shareholders approve the transaction or, if the Proxy Statement is an information statement, informing them of the transaction, the foregoing recommendation; and in connection therewith deliver at the meeting of the stockholders of the Shareholder the votes or proxies of the officers and directors of the Company and the Subsidiaries and their respective affiliates in favor of the transaction; and

          (g) cause the Company's Subsidiary that is party to the Brooklyn Contract not to distribute any "mobilization" monies or advances received under or in connection with the Brooklyn Contract, other than to pay such expenses actually incurred in the performance of its obligations thereunder or to pay profits based on the percentage-of-completion method under generally accepted accounting principles to the Company and/or the Shareholder.

     7.2 Covenants of Purchaser. During the period from the date hereof to the Closing Date, Purchaser shall:

          (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, the Shareholder in connection with any such requirements imposed upon the Shareholder or the Company or upon any of the Company's affiliates in connection therewith or herewith;

          (b) use its reasonable best efforts to obtain any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by Purchaser in connection with the transactions contemplated by this Agreement;

          (c) provide such information with respect to the Purchaser as the Shareholder may reasonably request for inclusion in the Proxy Statement for distribution to the shareholders of the Shareholder; and

          (d) at the Closing pay or cause the Company to pay to the guarantors of the indemnity agreement with AIG Environmental with respect to the Brooklyn Contract (the "B.C. Guarantors") fees of: $125,000 at Closing, $125,000 at the time of receipt of the first mobilization monies or advances thereunder, and an additional $125,000 at the Closing if the B.C. Guarantors prior to the Closing provide, on the demand of AIG Environmental, a $4,000,000 letter or letters of credit as additional security. Purchaser agrees to use its best efforts to have the foregoing letter or letters of credit terminated or replaced following the Closing. In the event Purchaser is unable to terminate or replace the letters of credit of the B.C. Guarantors within 30 days from the Closing Date, then Purchaser shall pay the B.C. Guarantors an additional $125,000 to be paid on the 31st day subsequent to the Closing Date. Notwithstanding the foregoing, Purchaser shall cause the letters of credit to be removed within 30 days of the Closing Date. If for any reason, Purchaser is unable to remove or terminate the letters of credit by 30 days subsequent to the Closing Date, the Purchaser shall negotiate in good faith additional payments to the B.C. Guarantors.

     7.3 Access and Information

          (a) During the period commencing on the date hereof and continuing through the Closing Date, the Shareholder shall cause the Company and its Subsidiaries to afford to Purchaser and to Purchaser's accountants, counsel, investment bankers and other representatives, reasonable access to all of its properties, books, contracts, commitments, records and personnel and, during such period, to continue to cause the Company and its Subsidiaries to furnish promptly to Purchaser all information concerning its business, properties and personnel as Purchaser may reasonably request.

          (b) Except to the extent permitted by the provisions of Section 7.5 hereof, Purchaser, the Company and the Shareholder shall keep the contents of this Agreement and all other documents and information relating hereto and thereto, or furnished or acquired pursuant to or in connection with, this Agreement and the Schedules hereto, or the transactions contemplated hereby or thereby, confidential; provided, however, that either party may disclose such information: (i) to its parent company or its Subsidiaries,
     (ii) to its counsel, accountants and auditors, in any case, as and to the extent necessary to enable them to perform their respective services to such party in connection with this Agreement and the transactions contemplated hereby, so long as such Person is informed by the disclosing party of the confidential nature of the information so disclosed, (iii) in the case of Purchaser, to its stockholders any advisors or prospective financial investors in connection with the financing of this transaction, and (iv) as and to the extent required by applicable law, rule or regulation or policy of any stock exchange; provided, however, that, in connection with such disclosure, the disclosing party shall inform the other parties of such disclosure and shall take all reasonable available measures to protect the confidentiality of such disclosed information. The foregoing, however, shall not preclude any financial investor committed to participate in the financing of the transaction from making disclosure to its stockholders of its financial commitment provided that such disclosure is subject to the prior consent of the Purchaser and the Shareholder, which consent may not be unreasonably withheld. Upon termination of this Agreement prior to the Closing for any reason, each party shall promptly return or destroy all confidential information in writing or in computer format received pursuant to or in connection with this Agreement by another party and, if destroyed, furnish an officer's certificate detailing such destruction to the provider thereof

     7.4 Certain Notifications. At all times from the date hereof to the Closing Date, each party shall promptly notify the others in writing of the occurrence of any event that will or may result in the failure to satisfy any of the conditions specified in Article 8 hereof.

     7.5 Publicity; Employee Communications. At all times prior to the Closing Date, each party shall obtain the consent of all other parties hereto prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any information to the employees of the Company or its Subsidiaries or any third party with respect to this Agreement or the transactions contemplated hereby; provided, however, that no party shall be prohibited from supplying any information to any of its representatives, agents, attorneys, advisors, financing sources and others to the extent necessary to complete the transactions contemplated hereby so long as such representatives, agents, attorneys, advisors, financing sources and others are made aware of the terms of this Section 7.5. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing required information to any Governmental Entity or authority pursuant to a Legal Requirement or from complying with its legal or contractual obligations. Notwithstanding the foregoing, the Shareholder may make a press release announcing this transaction when and as it deems appropriate after providing Purchaser at least 2 days prior written notice of any such proposed press release together with a copy thereof.

     7.6 Further Assurances.

          (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement.

          (b) If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Shareholder and the proper officers or directors of Purchaser, as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

     7.7 Inconsistent Action. The Shareholder shall not take or suffer to be taken, and shall not permit the Company to take or cause or suffer to be taken, any action that would cause any of the representations or warranties of any of the Shareholder in this Agreement to be untrue, incorrect, incomplete or misleading.

     7.8 Post-Closing Employment. Except for the Employment Agreements, the Shareholder acknowledges and agrees that after the Closing (a) neither Purchaser nor the Company nor a Subsidiary of the Company shall be required to employ or retain any employee of the Company or any other Person, and (b) Purchaser, in its sole and absolute discretion, may cause the Company and its Subsidiaries to retain all, some, or none of such employees.

     7.9 Acquisition Proposals. (a) Subject to the delivery of the financing commitments provided for under Sections 8.1(g) and (h), neither the Shareholder nor the Company nor any of their respective officers and directors has, and the Shareholder and the Company shall each direct and use their respective best efforts to cause their respective employees, agents and representatives (including without limitation, any investment banker, attorney or accountant retained by the Shareholder or the Company) not to, initiate, solicit or encourage, directly or indirectly, any proposal or offer to acquire all or any substantial part of the Company or any capital stock of the Company, whether by merger, purchase of assets, stock purchase or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transaction being referred to herein as an "Acquisition Transaction").

     (b) Notwithstanding any other provisions of this Agreement, in response to an unsolicited proposal or inquiry with respect to an Acquisition Transaction,
(i) the Company may engage in discussions or negotiations regarding such proposal or inquiry with a third party who (without solicitation or initiation, directly or indirectly, by or with the Company, the Shareholder or any representative of the Company or the Shareholder after the date of this Agreement) seeks to initiate such discussions or negotiations and may negotiate with and furnish to such third party information concerning the Company and its business, properties and assets, if, and only if, the Board of Directors of the Company determines in good faith, based upon an opinion of outside legal counsel, that a failure to furnish the information or participate in the discussions or negotiations could reasonably conflict with the proper discharge of the fiduciary duties of the Company's directors.

     (c) In the event the Company shall receive any proposal or inquiry of the type referred to in paragraph (b) above, it shall (i) immediately provide Purchaser a copy of all information provided to the third party, (ii) inform Purchaser that information is to be provided, that negotiations are to take place or that an offer has been received, as the case may be, and (iii) furnish to Purchaser the identity of the person receiving such information or the proponent of such offer, if applicable, and, if an offer has been received, a description of the material terms thereof.

8.  CONDITIONS PRECEDENT TO CLOSING

     8.1 Conditions of Purchaser. Notwithstanding any other provision of this Agreement, the obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

          (a) There shall not be instituted and pending or threatened any Action before any Governmental Entity (i) challenging the acquisition of the Shares by Purchaser or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby or (ii) seeking to prohibit the direct or indirect ownership or operation by Purchaser of all or a material portion of the business or assets of the Company, or to compel Purchaser or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Purchaser;

          (b) The representations and warranties of the Shareholder and the Company in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Shareholder and the Company shall have complied with all covenants and agreements and satisfied all conditions on the Shareholder's part to be performed or satisfied on or prior to the Closing Date;

          (c) Purchaser shall have received from Blank Rome Comisky & McCauley LLP, counsel for the Shareholder and the Company, a written opinion dated the Closing date and addressed to Purchaser, in substantially the form attached as Exhibit D hereto;

          (d) Purchaser shall have received from the President of the Company a certificate dated the Closing Date in substantially the form attached as Exhibit E hereto;

          (e) Purchaser shall have received from the Chief Executive Officer of the Shareholder a certificate dated the Closing Date in substantially the form attached as Exhibit F hereto indicating that there are no material misstatements or omissions and no Material Adverse Effect has occurred to the Company and its Subsidiaries from that reflected in the Unaudited Interim Financial Statements;

          (f) Purchaser shall have received a certificate of the Secretary of the Company in substantially the form attached as Exhibit G hereto;

          (g) On or prior to the Final Commitment Date, Purchaser shall have received a written commitment (the "Mezzanine Commitment") reasonably satisfactory to Purchaser from investors or lenders to provide acquisition financing or external mezzanine debt financing of at least $10,000,000;

          (h) On or prior to the Final Commitment Date, Purchaser shall have received a written commitment (the "BOA Commitment") reasonably satisfactory to Purchaser from a syndicate of institutional lenders led by Banc of America to provide a line of credit to the Company in an amount of at least $32,000,000;

          (i) On or prior to the Closing Date, Purchaser shall have received acquisition financing or external mezzanine debt financing of at least $10,000,000 pursuant to the Mezzanine Commitment;

          (j) On or prior to the Closing Date, the Company shall have received a line of credit to the Company in an amount of at least $32,000,000 pursuant to the BOA Commitment;

          (k) On or prior to January 20, 2002, Purchaser shall have been reasonably satisfied with the results of its environmental due diligence review of the Company and its Subsidiaries;

          (l) On or prior to the Final Commitment Date, the Purchaser shall have not advised the Shareholder that based on its review of the Exhibits and Schedules it has determined not to proceed with the purchase of the Shares;

          (m) On or prior to the Final Commitment Date, the Purchaser, shall have received executed Employment Agreements satisfactory to Purchaser, between the Company or a Subsidiary and each of Frank Barbella, Theodore Budzynski, Brent Kopenhaver, Steven Sands and Michael Goebner;

          (n) All consents required to be obtained by the Shareholder or the Company from third parties, including from any Governmental Entity, landlord, bank or other Person, necessary for the consummation of the transactions contemplated hereby shall have been obtained. Purchaser shall apply at its sole cost and expense for approval under the Hart-Scott-Rodino Antitrust Improvements Act, of 1976, as amended of the purchase of the Shares to the extent necessary within ten days following the delivery of the Mezzanine Commitment and the BOA Commitment; and

          (o) The Audited Financial Statements do not reflect a material adverse change in the consolidated financial condition or the consolidated results of operations of the Company and its Subsidiaries from those reflected in the Unaudited Interim Financial Statements.

     8.2 Conditions of the Shareholder. Notwithstanding any other provision of this Agreement, and except as set forth below, the obligations of the Shareholder to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

          (a) the conditions set forth in subsection (a) of Section 8.1,

          (b) the representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and Purchaser shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date. The Chairman of the Board or President of the Purchaser shall execute a Certificate at Closing to this effect in the form of Exhibit H hereto;

          (c) Shareholder shall have received from Reitler Brown LLC, counsel for Purchaser, a written opinion dated the Closing date and addressed to Shareholder, in substantially the form attached as Exhibit I hereto;

          (d) On or prior to the Final Commitment Date, the Shareholder shall have received a written commitment (the "Credit Line Commitment") reasonably satisfactory to the Shareholder from its existing bank group to provide a working capital line to the Shareholder in an amount not less than $8,000,000;

          (e) On or prior to the Closing Date, the Shareholders shall have received the working capital line referred to in Section 8.2(d);

          (f) The stockholders of the Shareholder shall have approved this Agreement and sale of the Shares;

          (g) All consents required to be obtained by the Purchaser from third parties, including from any Governmental Entity, lessor, bank or other Person, necessary for the consummation of the transactions contemplated hereby shall have been obtained;

          (h) the obligations of the Shareholder under the Guaranties and the Financial Assurances set forth on Schedule 8.2 and those under Guaranties and Financial Assurances incurred subsequent to the date of this Agreement and as to which the Purchaser has been given notice prior to their incurrence shall have been terminated; and

          (i) Shareholder shall have received from Purchaser a certificate from the Secretary of Purchaser in substantially the form attached hereto as Exhibit J.

     8.3 Condition of Both Purchaser and Shareholder. On or prior to January 15, 2002, the Purchaser and the Shareholder shall have entered into an agreement as to whether Purchaser shall have the right: (a) to elect, and to cause the Shareholder and all members of the Shareholder Consolidated Group to elect and take all reasonable steps to effectuate, treatment of the purchase of Shares as an asset sale pursuant to Section 338(h)(10) of the Code, and (b) in such event to obtain customary representations, covenants and indemnifications in respect of the members of the Shareholder Consolidated Group's obligations in filing returns and satisfying any associated tax liability related to such election. "Shareholder Consolidated Group" shall mean any entity considered to be within the affiliated group of the Shareholder, within the meaning of Section 1504(a), on the date of the Agreement or the Closing Date, and any successor entities.

9.  TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination.  This Agreement may be terminated at any time prior to the
Closing:

          (a) by mutual consent of Purchaser and the Shareholder;

          (b) by Purchaser if (i) there has been a Material Adverse Effect or
     (ii) any of the conditions precedent to Closing set forth in Section 8.1
     (a) through (f) and (i), (j) and (n) have not been met on the Closing Date, or any of the conditions set forth in Sections 8.1(g), (h), (k), (l), (m) and (o) have not been met on or prior to the Closing Date and, in each case, Purchaser is not then in material default of its obligations hereunder;

          (c) by the Shareholder and the Company acting together if any of the conditions precedent to Closing set forth in Section 8.2 (a) through (c), and (e) through (h) have not been met on the Closing Date or any of the conditions set forth in Sections 8.1(g) or (h) or Section 8.2(d) have not been met on or prior to the Closing Date, and, in each case, the Company and the Shareholder are not then in material default of their obligations hereunder; or

          (d) by either Purchaser or the Shareholder and the Company acting together if the Closing is not effected on or prior to March 31, 2002 or the condition precedent to the Closing set forth in Section 8.3 has not been met on or prior to the Closing Date.

     9.2 Effect of Termination.

          (a) In the case of any termination of this Agreement, the provisions of this Article 9, Sections 7.3 and 12.1 shall remain in full force and effect.

          (b) Upon termination of this Agreement as provided in Section 9.1(a), except as stated in Section 9.2(a), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective directors, officers, employees, agents or other representatives.

          (c) In the event of termination of this Agreement as provided in
     Section 9.1(b) or (c) hereof, no liability or obligation on the part of any party shall arise from such termination except as provided in Section 9.2(a) and Section 12.1.

     9.3 Amendment. This Agreement may be amended at any time by a written instrument executed by Purchaser and the Shareholder. Any amendment effected pursuant to this Section 9.3 shall be binding upon all parties hereto.

     9.4 Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party or parties entitled to the benefits thereof. Any waiver effected pursuant to this Section 9.4 shall be binding upon all parties hereto. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies of each party under this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other parties.

10.  INDEMNIFICATION

     10.1 Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until a date one year following the Closing Date, except for those representations and warranties contained in this Agreement relating to taxes and environmental matters which shall survive for the applicable statutory period in which claims can be brought by third parties.

     10.2 Indemnification.

          (a) The Shareholder covenants and agrees to defend, indemnify and hold harmless Purchaser and the Company and each Person who controls Purchaser or the Company within the meaning of the Securities Act from and against any Damages arising out of or resulting from: (i) any material inaccuracy in or material breach of any representation or warranty made by the Shareholder in this Agreement or the Proxy Statement (unless arising out of information provided to the Shareholder by Purchaser specifically for inclusion therein) or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure of the Shareholder to perform or observe fully any covenant, agreement or provision to be performed or observed by the Shareholder pursuant to this Agreement or any other Agreements executed as part of this Agreement; or (iii) any claims relating to the enforcement of the Purchaser's rights under this Agreement.

          (b) Purchaser covenants and agrees to defend, indemnify and hold harmless the Shareholder and each Person who controls Shareholder from and against any Damages arising out of or resulting from: (i) any material inaccuracy in or material breach of any representation or warranty made by Purchaser in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing (including without limitation, any writing delivered to the Shareholder by Purchaser specifically for inclusion in the Proxy Statement); (ii) the failure by Purchaser to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement; (iii) any claims relating to the enforcement of the Company's rights under this Agreement or (iv) Shareholder's liability arising subsequent to the Closing from any Guaranties or Financial Assurances on behalf of the Company with respect to the Shareholder which were to be terminated at the Closing pursuant to this Agreement and which relate to events or matters after the Closing Date.

          (c) The Company shall, and Purchaser shall cause for a period of 6 years from the Closing Date, the Company to (i) continue to agree to indemnify and hold harmless, and provide advancement of expenses to all, past and present directors and officers of the Company and of its Subsidiaries, to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement for acts or omissions occurring at or prior to the Closing Date (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (ii) include and cause to be maintained in effect in the Company's certificate of incorporation and bylaws, the current provisions therein regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses, (iii) cause to be maintained the current policies of directors' and officers' liability insurance with respect to claims arising from facts or events that occurred on or before the Closing Date, and (iv) cause to be maintained, the current policies of the Company and its Subsidiaries of environmental liability insurance with respect to claims arising from facts or events that occurred on or before the Closing Date. It is agreed that the Indemnitees to whom this Section applies shall be considered third party beneficiaries of this Section.

          (d) The Shareholder may offset any Damages payable by the Shareholder to Purchaser pursuant to this Article 10 by the amount, if any, by which the net worth of the Company as of the Closing Date as determined in accordance with generally accepted accounting principles is shown by the Shareholder to be greater than the Net Worth of the Company as reflected on the Final Closing Date Balance Sheet.

          (e) Purchaser may, at its option, credit towards any Damages payable by the Shareholder to Purchaser pursuant to this Article 10, through the retirement or cancellation of shares of Junior Preferred Stock registered in the name of the Shareholder with the stated value of such shares equal to the amount of the offset. Such credit, if the option is exercised, shall be after a date that the determination of the damages has become final either by agreement or a judicial or arbitration award as to which the time for appeal has expired.

     10.3 Third Party Claims.

          (a) If any party entitled to be indemnified pursuant to Section 10.2 (an "Indemnified Party") receives notice of the assertion by any third party of any claim or of the commencement by any such third party of any Action (any such claim or Action being referred to herein as an "Indemnifiable Claim") with respect to which another party hereto (an "Indemnifying Party") is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the "Claim Notice") of the Indemnifiable Claim; provided, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

          (b) The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (ii) the Indemnified Party shall not settle any Indemnifiable Claim without the Indemnifying Party's consent. The Indemnifying Party shall not pay or settle such claim without the Indemnified Party's consent, which consent shall not be unreasonably withheld.

          (c) If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that the Indemnified Party shall provide at least five business days prior notice to the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

     10.4 Exclusive Remedy. The remedy provided by this Section 10 is the sole and exclusive remedy for the recovery of any Damages. Purchaser expressly waives all rights and remedies against the Shareholder, whether by statute, rule, regulation, in tort, or otherwise except for the right of indemnification under this Article 10.

     10.5 Indemnification Threshold. No indemnification demand shall be made under this Article X until such time that the party making an indemnification demand believes, in good faith, that it has a claim or claims for indemnity totaling Three Hundred Seventy Five Thousand Dollars ($375,000). Once cumulative aggregate damages exceed Three Hundred Seventy Five Thousand Dollars ($375,000) (the "Threshold"), the Indemnifying Party shall be liable for all Damages to the Indemnified Party, in excess of the first One Hundred Seventy Five Thousand Dollars ($175,000) of the Threshold. Notwithstanding anything to the contrary herein, under no circumstances shall Shareholder's liability hereunder exceed the amount of $25,000,000.

     10.6 Punitive Damages. Notwithstanding anything to the contrary contained herein, no party shall be entitled to recover punitive damages from another party under this Section 10.

     10.7 Accounts Receivable. If Shareholder indemnifies Purchaser with respect to a breach of the representations and warranties in Section 4.6 relating to the collection of accounts receivable, Purchaser shall, concurrently with its receipt of such indemnification, assign to the Shareholder all of its title to, and the right to collect on, the accounts receivable in question.

     10.8 Taxes and Insurance.  Any indemnification payment pursuant to this
Section 10 shall take into account (a) any tax benefit to the Indemnified Party resulting from the loss giving rise to such payment net of any tax cost to such Indemnified Party resulting from the receipt of such payment and (b) any insurance proceeds or other third party reimbursement actually received.

11.  POST CLOSING COVENANTS

     In addition to any other covenants in this Agreement that shall survive the Closing of this transaction, the parties agree that the following covenants shall continue to survive post Closing:

          (a) Purchaser shall cause the Company to fully cooperate with the Shareholder in Shareholder's efforts to collect the Distributed Claims, including allowing employees of the Company to assist the Shareholder in its collection efforts. Shareholder shall be solely liable for all expenses to be incurred associated with pursuing the aforementioned claims.

          (b) Purchaser shall provide Shareholder, within 30 days of the end of each of the first three quarters of its fiscal year and 90 days of the end of the last quarter of its fiscal year, its balance sheet and statement of operations for such quarter or fiscal year which need not be audited but prepared in accordance with generally accepted accounting principles of the Company so long as Shareholder holds at least $100,000 stated value of Junior Preferred Stock or the Warrant to purchase at least 1% of the fully-diluted shares of Common Stock of the Company.

          (c) To the extent any Guaranties or Financial Assurances of Shareholder made on behalf of the Company are not removed on or before the Closing Date, and Shareholder waives the removal of the Guaranty or Financial Assurance as a condition precedent to Closing, then Purchaser shall cause the Company to use its best efforts, post Closing, to have the Shareholder removed as a guarantor or to release Shareholder from the Financial Assurance for any obligation or debt of the Company as soon as practical subsequent to Closing, without any expense to the Company or Purchaser other than expenses incurred to provide a Financial Assurance in replacement or substitution.

          (d) Purchaser will maintain an office or agency in the United States at such address as may be designated in writing from time to time to the registered holders of the Junior Preferred Stock, where notices, presentations and demands to or upon Purchaser in respect of the Junior Preferred Stock may be given or made. Unless or until another office or agency is designated by Purchaser, such office shall be at the address set forth adjacent to Purchaser's name in Section 12.2 of this Agreement.

          (e) Purchaser will (i) maintain its corporate existence, rights, powers and privileges in good standing, (ii) comply in all material respects with all laws and governmental regulations and restrictions applicable to its business or properties, (iii) keep records and books of account and maintain a system of internal accounting controls in accordance with generally accepted accounting principles and in compliance with
     Section 13(b)(2) of the Securities Exchange Act of 1934 (as amended), and
     (iv) retain independent public accountants of recognized national standing as auditors of Purchaser's annual financial statements.

12.  GENERAL PROVISIONS

     12.1 Expenses. (a) All costs and expenses (including, without limitation, all legal fees and expenses and fees and expenses of any brokers, finders or similar agents) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same. Except as provided in Section 12.1(b), (c), (d) or (e), the termination and abandonment of this Agreement by the Purchaser or by the Shareholder shall not result in the liability of the Shareholder or the Company to Purchaser or the Purchaser to the Shareholder or the Company.

     (b) If the termination or abandonment of this Agreement is by the Purchaser as a result of the failure of the condition set forth in Sections 8.1(b), (c),
(d), (e), (f), (n) (other than the failure of the shareholders of U. S. Plastic Lumber Corp. to approve the transaction, the failure to make or process a filing, if required, under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, or as a result of a Material

Adverse Effect with respect to the Company), the Shareholder shall promptly pay Purchaser a fee of (i) $200,000 plus verifiable out-of-pocket expenses not to exceed $400,000 if the Shareholder has not made at or prior to termination, a public announcement of the proposed sale of the Company to Purchaser (the "Public Announcement") and (ii) $400,000 plus verifiable out-of-pocket expenses not to exceed $400,000 if the Shareholder has made a Public Announcement.

     (c) If the termination or abandonment of this Agreement is by Purchaser as a result of the failure of the condition set forth in Section 8.1(i), Purchaser shall promptly pay to the Shareholder a fee equal to (i) $100,000 plus verifiable out of pocket expenses not to exceed $200,000 if such termination is prior to any Public Announcement of the transaction and (ii) $200,000 plus verifiable out of pocket expenses not to exceed $200,000 if such termination is subsequent to a Public Announcement and no further expenses shall be owing by Purchaser under this Agreement.

     (d) If the termination or abandonment of this Agreement is by Purchaser because of a Material Adverse Effect or failure of the condition set forth in
Section 8.1(o), the Shareholder shall promptly pay Purchaser for verifiable out-of-pocket expenses not to exceed $400,000.

     (e) If the termination or abandonment of this Agreement is by Shareholder as a result of the failure of a condition set forth in Sections 8.2 (b), (c),
(g) or (i), Purchaser shall promptly pay to the Shareholder a fee equal to (i) $200,000 plus verifiable out of pocket expenses not to exceed $400,000 if such termination is prior to any Public Announcement of the transaction and (ii) $400,000 plus verifiable out of pocket expenses not to exceed $400,000 if such termination is subsequent to a Public Announcement.

     (f) The payments to be made pursuant to this Section 12.1 are intended to be paid as liquidated damages, and not as a penalty. Upon payment in full by the applicable party under this Section 12.1, this Agreement shall be null and void and of no further force and effect, and such party shall be relieved of any further liability to the other party. Such payment under this Section 12.1 shall be the sole and exclusive remedy of the parties for the failure to consummate the transaction.

     12.2 Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally (including by overnight express or messenger), upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

        (a) If to Purchaser, addressed to:

          New CEI Inc.
          c/o Founders Management Services Inc.
          711 Fifth Ave.
          New York, NY 10022
          Attention: Warren H. Haber, Chairman
          Telecopy: 212-223-2490

        With a copy to:

               Reitler Brown LLC
           800 Third Avenue, 21st floor
           New York, NY 10022
           Attention: Leo Silverstein, Esq.
           Telecopy: (212) 371-5500

        (b) If to Shareholder, addressed to:

            U. S. Plastic Lumber Corp.
           2300 W. Glades Road
           Suite 440W
           Boca Raton, Florida 33431
           Attention: Bruce C. Rosetto, Vice President and General Counsel
           Telecopy: (561) 394-5335

        With a copy to:

               Blank Rome Comisky & McCauley LLP
           One Logan Square
           Philadelphia, Pennsylvania 19103-6998
           Attention: Alan L. Zeiger, Esq.
           Telecopy: (215) 569-5628

     12.3 Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

     12.4 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto in respect of its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

     12.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Purchaser and the Shareholder and their respective successors and assigns; provided, however, that the Shareholder shall not directly or indirectly transfer or assign any of the Shareholder's respective rights hereunder in whole or in part without the prior written consent of Purchaser, and any such transfer or assignment without said consent shall be void, ab initio. Subject to the immediately preceding sentence, and except as set forth in Article 10, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

     12.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

     12.7 Recitals, Schedules and Exhibits. The recitals, schedules and exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

     12.8 Construction.

          (a) The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          (b) As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

          (c) For the purposes of this Agreement, unless the context clearly requires, "or" is not exclusive.

     12.9 Governing Law. This Agreement shall be governed by, enforced and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state. Each of the parties hereto hereby consents to the exclusive jurisdiction of, and venue in, any federal or state court of competent jurisdiction located in the Wilmington, Delaware.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

                                          PURCHASER:
                                          New CEI Inc.

                                          By:/s/ J. White
                                            ------------------------------------
                                            J. D. White, Secretary

                                          SHAREHOLDER:
                                          U.S. Plastic Lumber Corp.

                                          By:/s/ Mark Alsentzer
                                            ------------------------------------
                                            Mark Alsentzer, Chairman and CEO

                                          COMPANY:
                                          Clean Earth, Inc.

                                          By:/s/ Bruce Rosetto
                                            ------------------------------------
                                            Bruce C. Rosetto, Secretary